                                                                     EXHIBIT 4.1



                                                                  EXECUTION COPY


================================================================================


                                CREDIT AGREEMENT


                                     AMONG


                               FOUR MEDIA COMPANY


                              The Several Lenders
                        from Time to Time Parties Hereto


                             BANK OF AMERICA NT&SA,
                             AS SYNDICATION AGENT,


                        UNION BANK OF CALIFORNIA, N.A.,
                            AS DOCUMENTATION AGENT,


                               SOCIETE GENERALE,
                                  AS CO-AGENT

                                      and


                       CANADIAN IMPERIAL BANK OF COMMERCE
                            AS ADMINISTRATIVE AGENT


                         DATED AS OF FEBRUARY 27, 1998


================================================================================

              CREDIT AGREEMENT, dated as of February 27, 1998, among FOUR MEDIA COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, as issuer of certain letters of
 -------
credit (the "Issuer"), CANADIAN IMPERIAL BANK OF COMMERCE, as administrative
             ------
agent for the Lenders hereunder (in such capacity, the "Administrative Agent"),
                                                         --------------------
UNION BANK OF CALIFORNIA, N.A., as documentation agent for the Lenders (the "Documentation Agent"), BANK OF AMERICA, NT&SA as Syndication agent for the Lenders hereunder (the "Syndication Agent") and SOCIETE GENERALE as Co-Agent.


                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Borrower provides post-production technical and creative services in the areas of film, video, sound and data to owners, producers and distributors of television programming, feature films and other entertainment content;

          WHEREAS, the Borrower has entered into the Stock Purchase Agreement dated as of November 14, 1997 (the "Stock Purchase Agreement") among the
                                    ------------------------
Borrower and each of the Persons listed on Exhibit A thereto who are all the
                                           ---------
shareholders of Visualize, a California corporation doing business under the fictitious name of POP ("POP"), pursuant to which the Borrower shall acquire all
                         ---
the issued and outstanding shares of capital stock of POP and 80% of the Capital Stock of POP Animation (the "Acquisition");
                              -----------

          WHEREAS, the Borrower desires that the Lenders provide (a) Revolving Credit Loans (i) to finance Capital Expenditures by the Borrower and its Subsidiaries, (ii) to fund working capital for the Borrower and its Subsidiaries, (iii) to refinance the Santa Monica Indebtedness, (iv) to fund Letters of Credit in an amount not to exceed $5,000,000 in the aggregate, (v) to fund Permitted Acquisitions and (vi) to pay transaction fees and expenses incurred in connection with such Permitted Acquisitions, (b) Term A Loans (i) to finance a portion of the Acquisition, (ii) to fund Permitted Acquisitions completed and financed on or prior to July 31, 1998, (iii) to refinance certain Financing Leases on or prior to July 31, 1998 and (iv) to pay transaction fees and expenses incurred in connection therewith and (c) Term B Loans (i) to repay existing Indebtedness and (ii) to finance a portion of the Acquisition;

          WHEREAS, the Lenders are willing to make such Loans to the Borrower subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

           1.1 Defined Terms.  As used in this Agreement, the following terms
               -------------
     shall have   the following meanings:

          "Acquisition" shall have the meaning ascribed thereto in the recitals.
           -----------

          "Acquisition Documents" shall mean the collective reference to the
           ---------------------
     Stock Purchase Agreement and each of the other agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the acquisition by the Borrower of all the Capital Stock of POP.

          "Adjusted Operating Cash Flow" shall mean, for any period of
           ----------------------------
     determination, an amount equal to the sum of (without duplication) (a) Operating Cash Flow for such period, plus (b) for any period of
                                          ----
     determination which occurs after the Acquisition or a Permitted Acquisition but incorporates fiscal quarters prior thereto, the Operating Cash Flow attributable to the assets or Capital Stock so acquired (it being understood that, in calculating such Operating Cash Flow, (i) all references to the Borrower in the definition thereof (or in any other defined term contained therein shall be deemed to be references to the Person or attributable to the assets so acquired) and (ii) such acquisition shall be deemed to have occurred as of the first day of the fiscal quarter in which the Acquisition or such Permitted Acquisition is completed), minus
                                                                           -----
     (c) for any period which occurs after a disposition by the Borrower or any Subsidiary but incorporates fiscal quarters prior thereto the Operating Cash Flow attributable to the assets or Capital Stock so disposed (it being understood that, in calculating such Operating Cash Flow, such disposition shall be deemed to have occurred as of the first day of the fiscal quarter in which such disposition is completed) plus (d) the amount of identifiable
                                             ----
     cost savings derived from any Permitted Acquisition which amount is approved by the Administrative Agent and the Required Lenders; provided
                                                                    --------
     that (i) the aggregate cost savings from all Permitted Acquisitions shall not exceed $1,500,000 at any one time outstanding and (ii) the amount of cost savings shall be reduced monthly by 1/12 of the amount thereof commencing with the first full fiscal month after the closing of such Permitted Acquisition, plus (e) an amount in respect of contractual rental
                            ----
     income from the Borrower's Santa Monica Property equal to $698,000 at the Closing Date which amount shall be reduced by $58,140 per month until such amount is reduced to zero; provided that in no event shall the amount of
                                --------
     contractual rental income from the properties of the Borrower and its Subsidiaries (whether as an addition to Adjusted Operating Cash Flow or as a component of Operating Cash Flow exceed, in the aggregate (i) $1,100,000 for the fiscal year ending August 2, 1998, (ii) $900,000 for the fiscal year ending August 1, 1999 and (iii) $500,000 for each fiscal year thereafter, plus (f) for the period ending January 31, 1998, an amount in
                 ----
     respect of non-recurring expenses of POP equal to $1,000,000.

          "Administrative Agent" shall have the meaning ascribed thereto in the
           --------------------
     heading hereto and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 8.9.
                       -----------

          "Administrative Fee Letter" shall mean the Letter Agreement dated
           -------------------------
     February 27, 1998, between the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
     directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either
     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents" shall mean the collective reference to the Administrative
           ------
     Agent, the Syndication Agent and the Documentation Agent.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented
           ---------
     or otherwise modified from time to time.

          "Alternate Base Rate" shall mean, on any particular date, a rate of
           -------------------
     interest per annum equal to the higher of:

          (a) the rate of interest most recently announced by CIBC-Bank at its Domestic Lending Office as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit); and

          (b)  the Federal Funds Rate for such date plus 0.50%.

          "Alternate Base Rate Loans" shall mean Loans the rate of interest
           -------------------------
     applicable to which is based upon the Alternate Base Rate.

          "Anderson Video" shall mean Anderson Video Company, a Delaware
           --------------
     corporation.

          "Anderson Video Guarantee" shall mean the Guarantee of Anderson Video
           ------------------------
     in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit J, as the same may be amended,
                                  ---------
     supplemented or otherwise modified from time to time.

          "Anderson Video Security Agreement" shall mean the Security Agreement
           ---------------------------------
     between Anderson Video and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit K, as the same may be
                                           ---------
     amended, supplemented or otherwise modified from time to time.

          "Applicable Margin" shall mean (a) for each Type of Revolving Credit
           -----------------
     Loan or Term A Loan, the rate per annum set forth under the relevant column heading opposite the applicable Leverage Ratio:

                                                                  Alternate Base    Eurodollar
Leverage Ratio                                                      Rate Loans      Rate Loans
--------------                                                    ---------------   -----------
Greater than or equal to 4.0 to 1.0                                         1.25%         2.50%
Less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0                1.00%         2.25%
Less than 3.5 to 1.0 but greater than or equal to 3.0 to 1.0                0.75%         2.00%
Less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0                0.50%         1.75%
Less than 2.5 to 1.0                                                        0.25%         1.50%

     The Leverage Ratio shall be determined initially on the basis of the certificate provided pursuant to Section 4.1(m) and subsequently on the
                                      --------------
     basis of the most recent certificate delivered by the Borrower pursuant to
     Section 5.2(c); provided that if the Borrower fails timely to deliver such
     --------------  --------
     certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Leverage Ratio shall be deemed to be greater than 4.0 to 1.0 until such time as such certificate is delivered. Any change in the Applicable Margin as a result of a change in the Leverage Ratio shall be effective as of the first day of the fiscal quarter immediately succeeding the receipt by the Administrative Agent of such certificate setting forth such change; and

          (b) for each Type of Term B Loan, the rate per annum set forth under the relevant column heading below:

                                                       Alternate Base    Eurodollar
Leverage Ratio                                           Rate Loans      Rate Loans
--------------                                         ---------------   -----------
Greater than or equal to 4.0 to 1.0                              1.50%         2.75%
Less than 4.0 to 1.0 but greater than or equal to                1.25%         2.50%
 3.5 to 1.0
Less than 3.5 to 1.0 but greater than or equal to                1.00%         2.25%
 3.0 to 1.0
Less than 3.0 to 1.0 but greater than or equal to                0.75%         2.00%
 2.5 to 1.0
Less than 2.5 to 1.0                                             0.50%         1.75%

     The Leverage Ratio shall be determined initially on the basis of the certificate provided pursuant to Section 4.1(m) and subsequently on the
                                      --------------
     basis of the most recent certificate delivered by the Borrower pursuant to
     Section 5.2(c); provided that if the Borrower fails
     --------------  --------
     timely to deliver such certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Leverage Ratio shall be deemed to be greater than 4.0 to 1.0 until such time as such certificate is delivered. Any change in the Applicable Margin as a result of a change in the Leverage Ratio shall be effective as of the first day of the fiscal quarter immediately succeeding the receipt by the Administrative Agent of such certificate setting forth such change.

          "Approved Subsidiary" shall mean any Subsidiary all the Capital Stock
           -------------------
     (in the case of a Wholly-Owned Subsidiary) or at least 80% of the Capital Stock (in the case of a Majority Owned Subsidiary) of which shall be owned directly or indirectly by the Borrower or by a Wholly-Owned Subsidiary of the Borrower; provided that (a) the Required Lenders shall have approved
                   --------
     the formation of such Subsidiary, (b) the Administrative Agent, for the benefit of the Lenders, shall have received a pledge of all the Capital Stock of such Subsidiary that is owned by the Borrower or such Wholly-Owned Subsidiary which pledge shall create a first perfected Lien in such Capital Stock together with a stock power executed in blank by the Borrower or such Wholly-Owned Subsidiary, as applicable, which pledge and stock power shall be satisfactory in all respects to the Administrative Agent, (c) such Subsidiary shall have entered into an Approved Subsidiary Guarantee and an Approved Subsidiary Security Agreement, (d) such Subsidiary shall satisfy such other requirements as the Administrative Agent or the Required Lenders may specify and (e) the Borrower and its other Subsidiaries shall have entered into such other agreements and instruments and shall have provided such opinions and other documents as the Administrative Agent may require.

          "Approved Subsidiary Guarantee" shall mean the Approved Subsidiary
           -----------------------------
     Guarantee substantially in the form of Exhibit W; provided that for
                                            ---------  --------
     purposes of the definition of "Guarantees" in this Section 1.1, an Approved
                                                        -----------
     Subsidiary Guarantee shall refer to such form with such changes thereto as may be approved by the Administrative Agent and executed and delivered by an Approved Subsidiary, as such executed Guarantee may be amended, modified or supplemented from time to time.

          "Approved Subsidiary Security Agreement" shall mean the Approved
           --------------------------------------
     Subsidiary Security Agreement substantially in the form of Exhibit X;
                                                                ---------
     provided that for the purposes of the definition of "Security Agreements"
     --------
     in this Section 1.1, an Approved Subsidiary Security Agreement shall refer
             -----------
     to such form with such changes thereto as may be approved by the Administrative Agent and executed and delivered by an Approved Subsidiary, as such executed Security Agreement may be amended, modified or supplemented from time to time.

          "Assignee" shall have the meaning ascribed thereto in Section 9.6(c).
           --------                                             --------------

          "Available Revolving Credit Commitment" shall mean, as to any Lender
           -------------------------------------
     at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all

     Revolving Credit Loans made by such Lender which are then outstanding, (ii) such Lender's portion of the Stated Amount of the Letter of Credit then outstanding and (iii) such Lender's portion of the aggregate amount drawn under the Letter of Credit (including interest thereon computed in accordance with Section 2.21(d)) for which the Issuer has not been
                     ---------------
     reimbursed.

          "Available Term A Loan Commitment" shall mean, as to any Lender at any
           --------------------------------
     time, an amount equal to the excess, if any, of (a) the amount of such Lender's Term A Loan Commitment over (b) the aggregate principal amount of all Term A Loans made by such Lender then outstanding.

          "Bailey" shall mean Robert Bailey.
           ------

          "Benefit Plan" shall mean a defined benefit plan as defined in Section
           ------------
     3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "Borrower" shall have the meaning ascribed thereto in the heading
           --------
     hereto.

          "Borrower Custody Agreement" shall mean the Custody Agreement between
           --------------------------
     the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit E, as the same may be amended,
                                  ---------
     modified or supplemented from time to time.

          "Borrower Deed of Trust" shall mean the Deed of Trust, Security
           ----------------------
     Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases of the Borrower in favor of Chicago Title Company as trustee for the Administrative Agent, for the benefit of the Lenders in the form of Exhibit
                                                                         -------
     NN as the same may be amended, modified or supplemented from time to time.
     --

          "Borrower Pledge Agreement" shall mean the Pledge Agreement of the
           -------------------------
     Borrower in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit F, as the same may be
                                           ---------
     amended, modified or supplemented from time to time.

          "Borrower Supplemental Pledge Agreement" shall mean the Sixty-Five
           --------------------------------------
     Percent Pledge Agreement of the Borrower in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit
                                                                         -------
     G, as the same may be amended, modified or supplemented from time to time.
     -

          "Borrower Security Agreement" shall mean the Security Agreement
           ---------------------------
     between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit H, as the same may be
                                           ---------
     amended, supplemented or otherwise modified from time to time.

          "Borrowing Date" shall mean any Business Day specified in a notice
           --------------
     pursuant to Section 2.3 or Section 2.8 as a date on which the Borrower
                 -----------    -----------
     requests that the Lenders make Loans hereunder.

          "Broadcast Services" shall mean those services (including any
           ------------------
     facilities needed to provide such services) necessary to assemble and distribute programming via satellite to viewers in the United States, Canada and Asia including production and promotion, audio (including dubbing or subtitling, music and effects) assembly, network origination and uplink and satellite transponders.

          "Business" shall have the meaning ascribed thereto in Section 3.16(b).
           --------                                             ---------------

          "Business Day" shall mean (a) a day other than a Saturday, Sunday or
           ------------
     other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to the date of

               (i) making or continuing any Loans as, or converting any Loans from or into, Eurodollar Loans,

               (ii) making any payment or prepayment or principal of or payment of interest on any portion of the principal amount of any Loans being maintained as Eurodollar Loans, or

               (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or
          (b)(ii),

     any such day on which dealings in Dollars are also carried on in the interbank market in London, England.

          "Capital Expenditures" of the Borrower and its Subsidiaries shall mean
           --------------------
     any expenditure in respect of the purchase or other acquisition of (including any expenditures under any Financing Leases with respect to) fixed or capital assets of the Borrower or such Subsidiary but shall exclude (a) Permitted Acquisitions, (b) improvements to real property that are financed with Permitted Indebtedness under clause (e) of the definition thereof and (c) any fixed or capital assets purchased or acquired in connection with normal replacement and maintenance programs that, in accordance with GAAP, would be properly charged to current operations.

          "Capital Stock" shall mean any and all shares, interests,
           -------------
     participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities issued or directly and
           ----------------
     fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $1,000,000,000, in each case, having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a),
     (b) and (c) above entered into with any Lender or any domestic commercial bank meeting the qualifications specified in clause (c) above and (e) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

          "Catalina Transmission" shall mean Catalina Transmission Corp., a
           ---------------------
     Delaware corporation.

          "Catalina Transmission Guarantee" shall mean the Guarantee of Catalina
           -------------------------------
     Transmission in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit K as the same may be amended,
                                           ---------
     modified or supplemented from time to time.

          "Catalina Transmission Security Agreement" shall mean the Security
           ----------------------------------------
     Agreement between Catalina Transmission and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit L, as the
                                                              ---------
     same may be amended, supplemented or otherwise modified from time to time.

          "Certificate of Designation" shall mean the Certificate of
           --------------------------
     Designations of Series A Convertible Preferred Stock dated as of February 27, 1998.

          "Change of Control" shall mean the occurrence of any of the following:
           -----------------

          (a) Except for the Designated Holders and TSP, any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors;

          (b) the Designated Holders, in the aggregate, shall own less than 50% of the number of shares of Capital Stock of the Borrower of any class held by such Holders on the Closing Date or any Designated Holder shall own less than 50% of the number of shares of Capital Stock of the Borrower of any class held by such Holder on the Closing

     Date (in each case, without giving effect to any stock split or distribution of additional shares in respect thereof);

          (c) a majority of the persons who comprised the Board of Directors of the Borrower on the Closing Date shall be replaced, unless such replacement shall have been approved by at least two-thirds of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors on the Closing Date or whose election as a member of such Board of Directors was previously so approved;

          (d) the failure of the Borrower, at all times, to own, directly or indirectly, all the issued and outstanding Capital Stock of each of its Wholly-Owned Subsidiaries and not less than 80% of the issued and outstanding Capital Stock of each of the Majority-Owned Subsidiaries, in each case, free and clear of all Liens (other than the Lien of any Stock Pledge Agreement in favor of the Administrative Agent, for the benefit of the Lenders); or

          (e)  the Borrower shall be liquidated or dissolved.

          "CIBC-Bank" shall mean Canadian Imperial Bank of Commerce, a Canadian
           ---------
     chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as the Issuer or a Lender or Lenders hereunder.

          "Closing Date" shall mean the date on which the conditions precedent
           ------------
     set forth in Section 4.1 shall be satisfied or waived.
                  -----------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Collateral" shall mean all assets of the Borrower or any Subsidiary,
           ----------
     now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitments" shall mean the collective reference to the Term A Loan
           -----------
     Commitments, the Term B Loan Commitments and the Revolving Credit Commitments.

          "Commitment Percentage" shall mean, as to any Lender, such Lender's
           ---------------------
     Revolving Credit Commitment Percentage, Term A Loan Commitment Percentage or Term B Loan Commitment Percentage, as applicable.

          "Commitment Transfer Supplement" shall have the meaning ascribed
           ------------------------------
     thereto in Section 9.6(c).
                --------------

          "Common Stock" shall mean the shares of common stock, $.01 par value
           ------------
     per share, of the Borrower.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
     incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate" shall have the meaning ascribed thereto in
           ----------------------
     Section 5.2(c).
     --------------

          "Contractual Obligation" shall mean as to the Borrower or any
           ----------------------
     Subsidiary, any provision of any security issued by the Borrower or such Subsidiary or of any agreement, instrument or other undertaking to which either the Borrower or such Subsidiary is a party or by which it or any of its property is bound.

          "Contribution Agreement" shall mean the Contribution Agreement dated
           ----------------------
     as of February 27, 1998 among, Four Media Burbank, Digital Magic, Anderson Video, Meridian Sound, Catalina Transmission, 4MC3, POP, Ten Moons, Santa Monica Financial and POP Animation.

          "Credit Extension" shall mean the collective reference to (a) any Loan
           ----------------
     by a lender and (b) any participation by a Revolving Credit Lender in a Letter of Credit.

          "Deeds of Trust" shall mean the collective reference to the Borrower
           --------------
     Deed of Trust and the Four Media Burbank Deed of Trust.

          "Default" shall mean any of the events specified in Section 7.1,
           -------                                            -----------
     whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Deferred Note" shall mean the Note dated February 27, 1998, in the
           -------------
     principal amount of $2,000,000, evidencing deferred purchase price under the Stock Purchase Agreement which note is subject to reduction pursuant to the terms of such Agreement and is secured by the Letter of Credit.

          "Designated Holders" shall mean the collective reference to Walton,
           ------------------
     Schutz, Bailey and Donlon.

          "Digital Magic" shall mean Digital Magic Company, a Delaware
           -------------
     corporation.

          "Digital Magic Guarantee" shall mean the Guarantee of Digital Magic in
           -----------------------
     favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit N, as the same may be amended,
                                  ---------
     modified or supplemented from time to time.

          "Digital Magic Intellectual Property Security Agreement" shall mean
           ------------------------------------------------------
     the Intellectual Property Security Agreement between Digital Magic and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit N, as the same may be amended, modified or supplemented
             ---------
     from time to time.

          "Digital Magic Security Agreement"  shall mean the Security Agreement
           --------------------------------
     between Digital Magic and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit O, as the same may be
                                           ---------
     amended, supplemented or otherwise modified from time to time.

          "Documentation Agent" shall have the meaning ascribed thereto in the
           -------------------
     heading hereto.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Domestic Lending Office" shall mean, initially, the office of each
           -----------------------
     Lender designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

          "Donlon" shall mean John H. Donlon.
           ------

          "Environmental Laws" shall mean any and all foreign, Federal, state,
           ------------------
     local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Eurodollar Base Rate" shall mean with respect to each day during each
           --------------------
     Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed between the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by CIBC-Bank to prime international banks in the offshore dollar market at or about 11:00 a.m., New York time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC-Bank's Eurodollar Loan and for a period approximately equal to such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Office" shall mean, initially, the office of each Lender
           -----------------
     designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

          "Eurodollar Rate" shall mean with respect to each day during each
           ---------------
     Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                   Eurodollar Base Rate
          ----------------------------------------
          1.00 - Eurodollar Reserve Requirements

          "Eurodollar Reserve Requirements" shall mean, for any day as applied
           -------------------------------
     to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Event of Default" shall mean any of the events specified in Section
           ----------------                                            -------
     7.1; provided that any requirement for the giving of notice, the lapse of
     ---  --------
     time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow" shall mean with respect to any fiscal year,
           ----------------
     Operating Cash Flow for such fiscal year less the sum of (a) regularly
                                              ----
     scheduled payments of principal of the Term A Loans and the Term B Loans during such fiscal year, plus (b) optional prepayments of principal of the
                              ----
     Term A Loans and Term B Loans during such fiscal year, plus (c) Interest
                                                            ----
     Expense for such fiscal year, plus (d) regularly scheduled payments of
                                   ----
     principal of other Funded Debt for such fiscal year, plus (e) the excess,
                                                          ----
     if any, of (i) the sum of (x) Revolving Credit Loans outstanding, (y) the Stated Amount of the Letter of Credit then outstanding and (z) the aggregate amount drawn under the Letter of Credit

     (including interest thereon computed in accordance with Section 2.21(d))
                                                             ----------------
     for which the Issuer has not been reimbursed, in each case, as of the first day of such fiscal year over (ii) the aggregate Revolving Credit Commitments of the Lenders (after giving effect to any scheduled reductions of Revolving Credit Commitments provided for herein) as of the last day of such fiscal year, plus (f) Capital Expenditures permitted under Section
                       ----                                          -------
     6.8 and actually accrued during such fiscal year, plus (g) income taxes
     ---                                               ----
     paid or payable during such fiscal year, plus (h) the increase if any (or
                                              ----
     minus the decrease if any) in Working Capital at the conclusion of such
     -----
     fiscal year over Working Capital at the conclusion of the immediately preceding fiscal year.

          "Expiry Date" shall mean (a) in the case of the POP Letter of Credit,
           -----------
     August 17, 1999 and (b) in the case of each other Letter of Credit, the earlier of (i) the one year anniversary of the issuance of such Letter of Credit and (ii) the Revolving Credit Commitment Termination Date.

          "FCC" shall mean the Federal Communications Commission or any other
           ---
     similar or successor agency of the Federal government administering the Communications Act of 1934 (or any similar or successor statute and the rules and regulations thereunder).

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
     successor thereto.

          "Federal Funds Rate" shall mean for any particular date, an interest
           ------------------
     rate per annum equal to the interest rate (rounded upward to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day).

          "Fee Letter" shall mean the letter dated as of February 27, 1998
           ----------
     between the Borrower and the Administrative Agent as the same may be amended, supplemented or otherwise modified.

          "Financing Lease" shall mean any lease of property, real or personal,
           ---------------
     the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Charges" shall mean, with respect to any period, the sum
           -------------
     (without duplication) of (a) Interest Expense for such period, (b) Capital Expenditures during such period, (c) income or other taxes actually paid or payable during such period, (d) regularly scheduled payments of principal on the Term A Loans and Term B Loans during such period, (e) regularly scheduled payments of principal on other Funded Debt of the Borrower and its Subsidiaries during such period and (f) the excess, if any, of (i) the aggregate amount of (x) Revolving Credit Loans outstanding, (y) the aggregate Stated

     Amount of the Letters of Credit then outstanding and (z) the aggregate drawn under the Letters of Credit (including interest thereon computed in accordance with Section 2.21(d)) for which the Issuer has not been
                     ---------------
     reimbursed, in each case, as of the first day of such period over (ii) the aggregate Revolving Credit Commitments of the Lenders as of the last day of such period.

          "Fixed Charges Ratio" shall mean, in respect of any period, (a) until
           -------------------
     the fourth full fiscal quarter following the Closing Date, the ratio of

               (i) Adjusted Operating Cash Flow for the period commencing with the fiscal quarter commencing February 1, 1998 and ending with the most recently completed full fiscal quarter to

               (ii) Fixed Charges during such period

          and (b) after such fourth full fiscal quarter, the ratio of

               (i) Adjusted Operating Cash Flow for the preceding four consecutive fiscal quarters to

               (ii) Fixed Charges for the preceding four consecutive fiscal quarters.

          "4MC3" shall mean 4MC Company 3, Inc. (formerly Dignet Acquisition
           ----
     Corp.), a Delaware corporation.

          "4MC3 Guarantee" shall mean the Guarantee of 4MC3 in favor of the
           --------------
     Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit P, as the same may be amended, modified or supplemented
             ---------
     from time to time.

          "4MC3 Security Agreement" shall mean the Security Agreement between
           -----------------------
     4MC3 and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit Q, as the same may be amended,
                                  ---------
     supplemented or otherwise modified from time to time.

          "Four Media Asia" shall mean Four Media Company Asia PTE Ltd., a
           ---------------
     limited liability company organized under the laws of Singapore.

          "Four Media Burbank" shall mean 4MC-Burbank, Inc. a Delaware
           ------------------
     corporation.

          "Four Media Burbank Deed of Trust" shall mean the Deed of Trust,
           --------------------------------
     Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases of Four Media Burbank in favor of Chicago Title Company as trustee for the Administrative Agent, for the benefit of the Lenders in the form of Exhibit OO as the same may be amended, modified or supplemented
             ----------
     from time to time.

          "Four Media Burbank Guarantee" shall mean the Guarantee of Four Media
           ----------------------------
     Burbank in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit R, as the same may be
                                           ---------
     amended, supplemented or otherwise modified from time to time.

          "Four Media Burbank Intellectual Property Security Agreement" shall
           -----------------------------------------------------------
     mean the Intellectual Property Security Agreement between Four Media Burbank and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit S, as the same may be amended,
                                  ---------
     modified or supplemented from time to time.

          "Four Media Burbank Pledge Agreement" shall mean the Pledge Agreement
           -----------------------------------
     of Four Media Burbank in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit T, as the same may be
                                                  ---------
     amended, modified or supplemented from time to time.

          "Four Media Burbank Security Agreement"  shall mean the Security
           -------------------------------------
     Agreement between Four Media Burbank and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit U, as the same
                                                          ---------
     may be amended, supplemented or otherwise modified from time to time.

          "Fully Diluted Outstanding" shall mean with respect to the
           -------------------------
     determination of the number of shares of Voting Securities outstanding on any date, the sum of (a) all shares of Voting Securities outstanding on such date and (b) all shares of Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date.

          "Funded Debt" shall mean, as of any date of determination, the sum of
           -----------
     all Indebtedness (other than Indebtedness of the type described in clause
     (f) and clause (h) of the definition of Indebtedness and without duplication) of the Borrower and its Subsidiaries.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 3.1 except insofar as
                                                 -----------
     (a) the Borrower shall have elected (which election shall not have been required by the American Institute of Certified Public Accountants or any similar body and shall continue to be effective for subsequent years) with the concurrence of its independent public accountant, to adopt more recently promulgated generally accepted accounting principles; and (b) the Required Lenders shall have consented to such election (it being understood that such consent may be conditioned upon negotiation of such changes to this Agreement, including Section 6.1, as the Required Lenders may in their
                               -----------
     sole discretion deem appropriate).

          "Governmental Authority" shall mean any national government (United
           ----------------------
     States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" shall mean as to any Person (the "guaranteeing
           --------------------                                    ------------
     person"), any obligation of (a) the guaranteeing person or (b) another
     ------
     Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligation") of any other third Person (the
                            ------------------
     "primary obligor") in any manner, whether directly or indirectly,
      ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements
     --------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantees" shall mean the collective reference to the Digital Magic
           ----------
     Guarantee, the Four Media Burbank Guarantee, the Anderson Video Guarantee, the Catalina Transmission Guarantee, the 4MC3 Guarantee, the Meridian Sound Guarantee, the POP Guarantee, the POP Animation Guarantee, the Ten Moons Guarantee, the Santa Monica Financial Guarantee and, if there are any Approved Subsidiaries, each Approved Subsidiary Guarantee.

          "Guarantors" shall mean the collective reference to Digital Magic,
           ----------
     Four Media Burbank, Anderson Video, Catalina Transmission, 4MC3, Meridian Sound, POP, POP Animation, Ten Moons at POP, Santa Monica Financial and each Approved Subsidiary, if any.

          "Hedging Agreements" shall mean (a) any interest rate protection
           ------------------
     agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

          "HKSB" will mean Hong Kong Shanghai Banking Corporation Limited.
           ----

          "HKSB Debt" shall mean the Indebtedness of Four Media Asia in favor of
           ---------
     HKSB pursuant to the Agreement for Term Loan Facilities dated February 22, 1995.

          "Hollywood Way Property" shall mean the real property and improvements
           ----------------------
     located at 1231 North Hollywood Way, Burbank, California.

          "Indebtedness" of any Person at any date shall mean, (a) all
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) all Guarantee Obligations of such Person and (h) any asserted withdrawal liability of such Person or a Commonly Controlled Entity to a Plan.

          "Insolvency" shall mean with respect to any Multiemployer Plan, the
           ----------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall mean pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property" shall have the meaning set ascribed thereto in
           ---------------------
     Section 3.9.
     -----------

          "Intellectual Property Security Agreements" shall have the collective
           -----------------------------------------
     reference to (a) the Digital Magic Intellectual Property Security Agreement, and (b) Four Media Burbank Intellectual Property Agreement.

          "Interest Coverage Ratio" shall mean, as of any date of determination,
           -----------------------
     (a) until the fourth fiscal quarter following the Closing Date, the ratio of:

               (i) Operating Cash Flow for the period commencing with the fiscal quarter commencing February 1, 1998 and ending with the most recently completed full fiscal quarter, to

               (ii) Interest Expense for such period; and

          (b) after such fourth fiscal quarter the ratio of:

               (i) Operating Cash Flow for the preceding four consecutive fiscal quarters to

               (ii) Interest Expense for such four quarters.

          "Interest Expense" shall mean, for any period, the sum of (a) all
           ----------------
     interest in respect of all Funded Debt of the Borrower and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period), plus (b) the net amounts payable (or minus the net
                          ----
     amounts receivable) under Hedging Agreements accrued during such period, plus (c) all financing or commitment fees in respect of Indebtedness
     ----
     (exclusive of any transaction or "up front" fees incurred in establishing or entering into any such Hedging Agreement) of the Borrower or any Subsidiary accrued or capitalized during such period (whether or not actually paid during such period) but shall exclude any arrangement or financing fees paid on the Closing Date in respect of the Indebtedness created under this Agreement.

          "Interest Payment Date" shall mean (a) as to any Alternate Base Rate
           ---------------------
     Loan, the last day of each January, April, July and October to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and
     (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" with respect to any Eurodollar Loan shall mean:
           ---------------

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six, nine or, if determined by the Administrative Agent (in its sole discretion) to be available, twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six, nine or, if determined by the Administrative Agent (in its sole discretion) to be available, twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject
--------
to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Commitment Termination Date, in the case of the Revolving Credit Loans, or beyond the date final payment is due on the Term A Loans or the Term B Loans, as the case may be, shall end on the Revolving Credit Commitment Termination Date or such date of final payment, as the case may be;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Issuer" shall have the meaning ascribed thereto in the heading hereto
           ------
     and shall include CIBC-Bank or any other Lender or financial institution which shall be the issuer of the Letters of Credit hereunder. The Issuer shall be deemed a Lender for purposes of Section 5.7, Section 5.8(c),
                                              -----------  --------------
     Article 8 and Article 9 of this Agreement and for purposes of having the
     ---------
     benefit of each of the Guarantees and the Security Documents.

          "L/C Fee Letter" shall mean the letter dated as of February 27, 1998,
           --------------
     between the Borrower and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

          "Lenders" shall have the meaning ascribed thereto in the header
           -------
hereto.

          "Letters of Credit" shall mean the collective reference to (a) the POP
           -----------------
     Letter of Credit and (b) any other irrevocable standby letter of credit opened by the Issuer for the account of the Borrower from time to time.

          "Leverage Ratio" shall mean, as of any date of determination, the
           --------------
     ratio of

               (a) Funded Debt outstanding on such date to

               (b) Adjusted Operating Cash Flow for the four fiscal quarter periods then most recently ended.

          "Licenses" shall mean telecommunications licenses issued by the FCC to
           --------
     the Company or any Subsidiary.

          "Lien" shall mean (a) any mortgage, pledge, hypothecation, assignment,
           ----
     deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Borrower or any Subsidiary from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower or any Subsidiary with or without recourse.

          "Loan" shall mean any loan made by any Lender pursuant to this
           ----
     Agreement.

          "Loan Documents" shall mean this Agreement and each other agreement,
           --------------
     instrument or certificate executed and delivered to the Administrative Agent or any Lender pursuant hereto including, without limitation, the Notes, the Security Documents, the Guarantees, each Letter of Credit, the Contribution Agreement, the Borrower Custody Agreement, the L/C Fee Letter, the Fee Letter and the Administrative Fee Letter.

          "Loan Parties" shall mean the Borrower, each of its Subsidiaries and
           ------------
     any other Person (other than any of the Agents, the Issuer or any of the Lenders) which is or becomes a party to a Loan Document.

          "Majority-Owned" shall mean as to any Subsidiary, a Subsidiary at
           --------------
     least 80% of the Capital Stock of each class is owned directly by the Borrower or one or more Wholly-Owned Subsidiaries.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
     the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern" shall mean any gasoline or
           ----------------------------------
     petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Meridian Sound" shall mean Meridian Sound Corp., a Delaware
           --------------
     corporation.

          "Meridian Sound Guarantee" shall mean the Guarantee of Meridian Sound
           ------------------------
     in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit V, as the same may be amended,
                                  ---------
     modified or supplemented from time to time.

          "Meridian Sound Security Agreement" shall mean the Security Agreement
           ---------------------------------
     between Meridian Sound and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit W, as the same may be
                                           ---------
     amended, supplemented or otherwise modified from time to time.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
     as defined in Section 4001(a)(3) of ERISA.

          "Net Income" for any period shall mean, net income (or deficit) of a
           ----------
     Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Net Disposition Proceeds" shall mean the gross cash proceeds
           ------------------------
     (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Borrower or any Subsidiary from the sale, lease (other than a lease in the ordinary course of business), transfer or other disposition of any of its assets less the sum of (a) reasonable selling expenses paid to non-affiliated third parties, (b) any Indebtedness secured by a Lien on such asset or property permitted to exist under clauses (e) or
     (i) of Section 6.3 to the extent the Borrower is required to make a payment
            -----------
     with respect thereto and (c) income taxes reasonably estimated to be actually payable by the Borrower or such Subsidiary with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Borrower within two years of the date of such sale, lease, transfer or other disposition or within two years of any installment payment with respect thereto.

          "Net Insurance Proceeds" shall mean (a) the proceeds (including any
           ----------------------
     proceeds from the termination or unwinding of any interest rate cap) and awards of compensation received by the Borrower or any Subsidiary from (i) the damage to or destruction or condemnation of all or any portion of its assets or property (regardless of whether such compensation is from any action in tort or contract or otherwise or from any governmental proceeding or action) or (ii) indemnity payments to the Borrower or any Subsidiary under the Acquisition Documents or under the agreements and instruments with respect to any Permitted Acquisition less, in each case, the sum of any costs of collection that are paid to non-affiliated third parties and, with respect to any indemnity payments under this clause (ii), less any out-of-pocket costs incurred by the Borrower or such Subsidiary for which such indemnification is being provided and any portion of such indemnity payments that is actually applied by the Borrower or such Subsidiary to repair or replace any asset or correct or remediate any condition in respect of which such indemnity payment is made and (b) any amounts received by the Borrower or any Subsidiary as a result or in respect of the overfunding of a Plan.

            "Net Securities Proceeds" shall mean, with respect to any sale of
            ------------------------
     Capital Stock of the Borrower or the exercise by any Person of any right with respect to such Capital Stock, the excess of (a) gross cash proceeds received by the Borrower from such sale over (b) all reasonable fees and expenses with respect to underwriting discounts or commissions, legal, investment banking and accounting fees and disbursements, printing expenses and any governmental fees incurred in connection with such sales, in each case, which are not payable to any Affiliate of the Borrower.

          "Non-Excluded Taxes" shall have the meaning ascribed thereto in
           ------------------
     Section 2.18.
     ------------

          "Notes" shall mean the collective reference to the Revolving Credit
           -----
     Notes, the Term A Notes and the Term B Notes.

          "Notice of Borrowing" shall have the meaning ascribed thereto in
           -------------------
     Section 2.3.
     -----------

          "Obligations" shall mean the unpaid principal of and interest on
           -----------
     (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary, as applicable, to any of the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other

     Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

          "Operating Cash Flow" shall mean, for any period of determination, an
           -------------------
     amount equal to the sum of (without duplication) (a) Net Income for such period, after exclusion of (i) all items which should be classified as extraordinary, all determined in accordance with GAAP and (ii) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income, plus (b) all amounts deducted in computing such Net Income in respect of
     ----
     (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) noncash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (iii) depreciation, (iv) income taxes and (v) all other non-cash expenses.

          "Participant" shall have the meaning ascribed thereto in Section
           -----------                                             -------
     9.6(b).
     ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Permitted Acquisitions" shall mean the acquisition by the Borrower or
           ----------------------
     any Subsidiary of all or substantially all the assets or all the Capital Stock of any Post Production Company which acquisition shall have been approved by the Required Lenders; provided, that with respect to any such
                                       --------
     acquisition, the Borrower shall have complied with the following conditions:

               (a) Financial Condition.  The Borrower shall have delivered to
                   -------------------
          the Administrative Agent and the Lenders financial projections based upon assumptions acceptable to the Administrative Agent demonstrating that immediately prior to and after giving effect to the consummation of such acquisition and the incurrence of the Indebtedness hereunder, the Borrower will be in compliance with all covenants contained in this Agreement and, assuming the schedule for the repayment of the Loans and the reduction of the Revolving Credit Commitment then in effect, until all the Obligations have been repaid in full.

               (b) Due Diligence.  The Borrower shall have delivered to the
                   -------------
          Administrative Agent and the Lenders the most recent audited and unaudited financial statements for the Person whose Capital Stock or assets are to be acquired, and a pro forma balance sheet of the
                                           --- -----
          Borrower as at the closing date for such acquisition adjusted to give effect (as if such events had occurred on such closing date) to (i) such acquisition and (ii) any Loans expected to be made by the Lenders on such Closing Date, together with a certificate of the chief financial officer of the Borrower to the effect that such pro forma
                                                                    --- -----
          balance sheet presents fairly on a pro forma basis the financial
                                             --- -----
          position of the Borrower as at such
          closing date assuming the events and the assumptions specified in clauses (i) and (ii) occurred on such date. The Borrower shall provide the Administrative Agent and the Lenders with such additional information regarding such acquisition (including historical and projected revenue and cash flow and purchase price), the assets to be acquired and all matters relating thereto including, without limitation, investigations, reviews of operations, assets, litigation, financial condition and prospects of the business and assets to be acquired.

               (c) Liquidity.  After giving effect to such acquisition, the
                   ---------
          Available Revolving Credit Commitment shall not be less than $5,000,000.

               (d) Acquisition Documents.  The documents in respect of such
                   ---------------------
          acquisition shall be in form and substance reasonably satisfactory to the Administrative Agent. On the closing date for such acquisition,
          (i) the Administrative Agent shall have received executed or conformed copies of such transaction documents, (ii) such transaction documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived, (iii) neither the Borrower nor any other party to such transaction documents shall have failed to perform any material obligation or covenant required by such acquisition documents to be performed or complied with by it on or before such acquisition closing date and (iv) the Administrative Agent shall have received a certificate from the chief executive or chief financial officer of the Borrower to the effect set forth in clauses
          (i), (ii) and (iii) above.

               (e) Acquisition; Closing Documents; Reliance Letters.  Such
                   ------------------------------------------------
          acquisition shall have been consummated in accordance with the terms of such transaction documents and as contemplated hereby, and the Administrative Agent shall have received (i) satisfactory evidence of any necessary filing of the documents effecting such acquisition, (ii) copies of all closing documents (including opinions of counsel) delivered under such transaction documents and (iii) if requested by the Administrative Agent, letters addressed to the Administrative Agent from counsel to the Borrower and the other parties to such acquisition documents, authorizing the Administrative Agent and the Lenders to rely on the opinions delivered by each such counsel under such transaction documents to the same extent as if such opinions were addressed to the Administrative Agent and the Lenders.

               (f) Security Interests, UCC Searches and Filings.  The
                   --------------------------------------------
          Administrative Agent shall have received satisfactory evidence that the Administrative Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest in the Collateral (including any assets acquired pursuant to such acquisition), subject only to Liens permitted to exist under Section
                                                                       -------
          6.3(a), (c) and (d).  The Borrower shall have delivered to or caused
          -------------------
          to be delivered to the Administrative Agent executed documents (including mortgages, financing statements under the UCC, pledge agreements with respect to Capital Stock (whether or not certificated) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Administrative Agent may deem necessary to perfect its security interests in the Collateral. The Administrative Agent shall have received certified copies of UCC search reports listing all effective financing statements that name each seller under such transaction documents or (to the extent any assets to be acquired or leased are located in jurisdictions in which the Lenders have not theretofore filed UCC financing statements listing the Borrower as debtor) the Borrower, as debtor, together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Liens permitted to exist under Section 6.3
                                                                  -----------
          (b), (c) or (e) or Liens terminated on such closing date).
          ---------------

               (g) Documents of the Borrower and other Loan Parties.  On or
                   ------------------------------------------------
          before the closing date for such acquisition, the Borrower shall deliver or cause to be delivered to the Administrative Agent the documents listed below, each, unless otherwise noted, dated such closing date, duly executed, in form and substance satisfactory to the Administrative Agent and in quantities designated by the Administrative Agent:

                    (i) Officers' Certificate.  A certificate executed by a
                        ---------------------
          Responsible Officer of the Borrower, (x) setting forth in reasonable detail the Adjusted Operating Cash Flow and Leverage Ratio of the Borrower before and after giving effect to such acquisition and (y) stating that on such closing date, after giving effect to such acquisition, the Loans outstanding and any Loans to be advanced on such closing date and the consummation of the transactions contemplated by such transaction documents: (A) no Default or Event of Default has occurred and is continuing; (B) no Material Adverse Effect has occurred since the date of the then most recent audited financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 5.1; (C) the representations and warranties
                            -----------
          set forth in Article 3 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (D) the Borrower is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed. Each of the foregoing statements shall be true on such closing date before and after giving effect to such acquisition.

                    (ii) Mortgages.  If required by the Administrative Agent,
                         ---------
          mortgages or deeds of trust in form and substance acceptable to the Administrative Agent covering the Borrower's fee interest in real property, if any, acquired by it pursuant to such acquisition together with: (x) evidence that counterparts of such mortgages or deeds of trust have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority lien on each property covered thereby in favor of the Administrative Agent for the benefit of the Lenders (or in favor of such other trustee as may be required or desired under local law); (y) Lender's title insurance issued by such title insurer, on such form, in such amounts and with such exceptions and exclusions as may be approved by the Administrative Agent; and (z) an opinion of counsel in the state in which the property is located in form and substance and from counsel satisfactory to the Administrative Agent.

                    (iii)  UCC Financing Statements.  All Uniform Commercial
                           ------------------------
          Code financing statements and other documents of record required to be filed or recorded in order to perfect the Liens of the Administrative Agent and the Lenders on the assets to be acquired by the Borrower pursuant to such acquisition other than with respect to any assets as to which the Administrative Agent shall determine that the cost of obtaining a Lien is excessive in relation to the value of such assets.

          "Permitted Indebtedness" shall mean the collective reference to (a)
           ----------------------
     the Seller Notes, (b) Indebtedness under the Tokai Loan Agreement, (c) the Deferred Note, (d) the Financing Leases set forth on Schedule 1.1 and (e)
                                                          ------------
     Indebtedness in an aggregate principal amount not to exceed $20,000,000 which may be incurred by the Borrower and the proceeds of which shall be utilized for improvements to real property of the Borrower and its Subsidiaries or to refinance the Santa Monica Property and Hollywood Way Property; provided that all the foregoing Indebtedness shall be on terms
               --------
     and conditions acceptable to the Administrative Agent and the Required Lenders.

          "Permitted Preferred Stock" shall mean preferred stock, $.01 par value
           -------------------------
     per share, of the Borrower which shall be convertible into Common Stock and shall have such other terms and conditions as shall be acceptable to the Agent, but which shall not, so long as any of the Obligations are outstanding, (a) provide for the payment of cash dividends or (b) permit redemption of all or any portion; provided that the Borrower may redeem all
                                       --------
     or any portion of such preferred stock (i) for shares of Common Stock so long as, after giving effect to any such redemption, the holders of such preferred stock do not hold in the aggregate 30% or more of the Common Stock or (ii) with the consent of the Required Lenders, for cash.

          "Permitted Preferred Stock Documents" shall mean the collective
           -----------------------------------
     reference to the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, the Stockholders Agreement and each of the other agreements, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the issuance by the Borrower of the Permitted Preferred Stock.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan
           ----
     which is covered by ERISA and in respect of which the Borrower is, an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

          "Pledge Agreements" shall mean the collective reference to the
           -----------------
     Borrower Pledge Agreement, the Borrower Supplemental Pledge Agreement, the Four Media Burbank Pledge Agreement and the POP Pledge Agreement.

          "Pledged Promissory Notes" shall have the meaning ascribed thereto in
           ------------------------
     the Borrower Pledge Agreement.

          "Pledged Stock" shall have the meaning ascribed thereto in the Pledge
           -------------
     Agreements.

          "POP" shall have the meaning set forth in the recitals.
           ---

          "POP Animation" shall mean POP Animation, a California corporation.
           -------------

          "POP Animation Guarantee" shall mean the Guarantee of POP Animation in
           -----------------------
     favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit AA, as the same may be amended,
                                  ----------
     supplemented or otherwise modified from time to time.

          "POP Animation Security Agreement" shall mean the Security Agreement
           --------------------------------
     between POP Animation and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit BB, as the same may be
                                           ----------
     amended, supplemented or otherwise modified from time to time.

          "POP Guarantee" shall mean the Guarantee of POP in favor of the
           -------------
     Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit X, as the same may be amended, supplemented or modified
             ---------
     from time to time.

          "POP Letter of Credit" shall mean the Letter Credit dated February 27,
           --------------------
     1998 in the Stated Amount of $2,000,000 issued in favor William E. Niles of February 27, 1998 with a stated expiry date of August 17, 1999.

          "POP Pledge Agreement" shall mean the Pledge Agreement of POP in favor
           --------------------
     of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit Y, as the same may be amended, modified or supplemented from time
     ---------
     to time.

          "POP Security Agreement" shall mean the Security Agreement between POP
           ----------------------
     and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit Z, as the same may be amended, supplemented or
                    ---------
     modified from time to time.

          "Post Production Assets" shall mean equipment, facilities,
           ----------------------
     intellectual property and other assets that, in the ordinary course of business, are used and useful in providing the post production technical creative services offered by a Post Production Company.

          "Post Production Company" shall mean any Person principally engaged in
           -----------------------
     providing post production technical creative services to owners, producers and distributors of television programming, feature film and other entertainment content including Studio Services, Broadcast Services, Television Services and Visual Effects Services.

          "Properties" shall have the meaning ascribed thereto in Section
           ----------                                             -------
     3.16(a).
     -------

          "Purchase Agreement" shall mean the Preferred Stock Purchase Agreement
           ------------------
     dated as of February 5, 1998 between the Borrower and Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

          "Register" shall have the meaning ascribed thereto in Section 9.6(d).
           --------                                             --------------

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
     Agreement dated as of February 27, 1998 among the Borrower, Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

          "Regulation U" shall mean Regulation U of the Board of Governors of
           ------------
     the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligations" shall mean the obligation of the Borrower
           -------------------------
     to reimburse the Issuer and the Revolving Credit Lenders for all amounts drawn under the Letters of Credit and any other amounts under Section 2.21.
                                                                   ------------

          "Reorganization" shall mean with respect to any Multiemployer Plan,
           --------------
     the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in section
           ----------------
     4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "Required Lenders" at any time shall mean Lenders whose Commitment
           ----------------
     Percentages aggregate at least 66%.

          "Requirement of Law" as to any Person shall mean the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other

     Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean the chairman of the board of
           -------------------
     directors or the chief executive officer of such Person or, with respect to financial matters, the chief financial officer of such Person.

          "Revenues" for any period of determination, shall mean total revenues
           --------
     of the Borrower and its Subsidiaries during such period from Studio Services, Broadcast Services, Television Services and Visual Effects Services; provided that (i) with respect to any Permitted Acquisition,
               --------
     "Revenues" shall include only those total revenues attributable to the Capital Stock or assets so acquired commencing with the date such acquisition is completed and (ii) with respect to any disposition, "Revenues" shall include only those total revenues attributable to the assets or Capital Stock so disposed up to the date such disposition is completed.

          "Revolving Credit Commitment" shall mean, as to any Lender, the
           ---------------------------
     obligation of such Lender to make Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. At the date of this Agreement, the aggregate amount of the Revolving Credit Commitment is equal to $50,000,000.

          "Revolving Credit Commitment Percentage" shall mean, as to any Lender,
           --------------------------------------
     at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments.

          "Revolving Credit Commitment Period" shall mean the period from and
           ----------------------------------
     including the date hereof to, but not including, the Revolving Credit Commitment Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Commitment Termination Date" shall mean January 31,
           --------------------------------------------
     2004.

          "Revolving Credit Lenders" shall mean the collective reference to all
           ------------------------
     Lenders (other than the Issuer) having Revolving Credit Commitments or holding outstanding Revolving Credit Loans or participating interests in any Letter of Credit.

          "Revolving Credit Loans" shall have the meaning ascribed thereto in
           ----------------------
     Section 2.1.
     -----------

          "Revolving Credit Note" shall have the meaning ascribed thereto in
           ---------------------
     Section 2.2.
     -----------

          "S&P" shall mean Standard & Poor's Rating Group.
           ---

          "Santa Monica Indebtedness" shall mean the Indebtedness under the Loan
           -------------------------
     Agreement dated as of November 28, 1997 between the Borrower and Tokai.

          "Santa Monica Property" shall mean the collective reference to the
           ---------------------
     properties located 1631 9th Street and 1020 Colorado Avenue, Santa Monica, California.

          "Santa Monica Financial" shall mean Santa Monica Financial, Inc.  a
           ----------------------
     California corporation.

          "Santa Monica Financial Guarantee" shall mean the Guarantee of Santa
           --------------------------------
     Monica Financial in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit CC, as the same may be
                                               ----------
     amended, supplemented or otherwise modified from time to time.

          "Santa Monica Financial Security Agreement" shall mean the Security
           -----------------------------------------
     Agreement between Santa Monica Financial and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit DD, as the
                                                              ----------
     same may be amended, supplemented or otherwise modified from time to time.

          "Schutz" shall mean Gavin W. Schutz.
           ------

          "SEC Reports" shall mean the collective reference to any registration
           -----------
     statements filed under the Securities Act of 1933 or reports filed from time to time under the Securities Exchange Act of 1934, in each case, with the Securities Exchange Commission.

          "Security Agreements" shall mean the collective reference to the
           -------------------
     Borrower Security Agreement, the Digital Magic Security Agreement, the Four Media Burbank Security Agreement, the Anderson Video Security Agreement, the Catalina Transmission Security Agreement, the 4MC3 Security Agreement, the Meridian Sound Security Agreement, the POP Security Agreement, the POP Animation Security Agreement, the Ten Moons Security Agreement, the Santa Monica Financial Security Agreement and, if there are any Approved Subsidiaries, each Approved Subsidiary Security Agreement.

          "Security Documents" shall mean the collective reference to the Pledge
           ------------------
     Agreements, the Security Agreements, the Intellectual Property Security Agreements, the Deeds of Trust, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of the Borrower or any Subsidiary to secure the obligations and liabilities of the Borrower under the Notes and/or under any of the other Loan Documents or to secure any guarantee by such Subsidiary of any such obligations and liabilities.

          "Seller Notes" shall mean (a) the Note dated February 2, 1998 issued
           ------------
     by the Borrower pursuant to the Stock Purchase Agreement in favor of Alan Kozlowski in the principal amount of $840,000, (b) the Note dated February 2, 1998 issued by the Borrower pursuant to the Stock Purchase Agreement in favor of Jerry Kramer in the principal amount of $300,000 and (c) any other Indebtedness issued by the Borrower or any Subsidiary in connection with a Permitted Acquisition; provided that the principal amount and all terms of
                            --------
     such other Indebtedness shall be approved by the Required Lenders.

          "Significant Subsidiary" shall mean any of Four Media Asia, Four Media
           ----------------------
     Burbank, Digital Magic, 4MC3, Anderson Video, Meridian Sound, Catalina Transmission, POP, POP Animation, Santa Monica Financial, Ten Moons and any Approved Subsidiary that is designated as a "Significant Subsidiary" by the Administration Agent.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
     IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" shall mean, with respect to the Borrower or any Subsidiary
           -------
     (a) the property of the Borrower or such Subsidiary, at fair valuation, will exceed the debts of the Borrower or such Subsidiary, as the case may be, (b) the Borrower or such Subsidiary will be able to pay its debts as such debts become absolute and matured, and (c) the Borrower or such Subsidiary will have, as of such date, sufficient capital with which to conduct its business. For purposes of this definition, "debt" means "liability on a claim" and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          "Stated Amount" of a Letter of Credit shall mean the total amount
           -------------
     available to be drawn under such Letter of Credit upon the issuance thereof.

          "Stock Purchase Agreement" shall have the meaning ascribed thereto in
           ------------------------
     the recitals.

          "Stockholders Agreement" shall mean the Stockholders Agreement dated
           ----------------------
     as of February 27, 1998 among Walston, Donlon, Schutz, Bailey, Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

          "Studio Services" shall mean services to manage, format and distribute
           ---------------
     for television programming, feature films and other entertainment content including, without limitation, archiving original elements and working masters, restoring and preserving damaged films or other entertainment content, creating working masters from original elements, duplicating and formatting masters and creating submasters and other similar operations.

          "Subsidiary" of a Person shall mean a corporation, partnership or
           ----------
     other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, all references to Subsidiaries are to Subsidiaries of the Borrower.

          "Syndication Agent" shall have the meaning ascribed thereto in the
           -----------------
     heading hereto.

          "Television Services" shall mean the technical and creative services
           -------------------
     required to conform original film or video principal photography to a broadcast-ready product including, without limitation, developing negatives, converting negatives to videotape and/or digital format, offline editing to determine programming content, creating music, sound effects and visual effects and assembly, formatting and duplication of the source material into final form.

          "Ten Moons" shall mean 10 Moons at POP, Inc., a California
           ---------
     corporation.

          "Ten Moons Guarantee" shall mean the Guarantee of Ten Moons in favor
           -------------------
     of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit EE, as the same may be amended, supplemented or
                    ----------
     otherwise modified from time to time.

          "Ten Moons Security Agreement" shall mean the Security Agreement
           ----------------------------
     between Ten Moons and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit FF, as the same may be
                                           ----------
     amended, supplemented or otherwise modified from time to time.

          "Term A Loans" shall have the meaning ascribed thereto in Section
           ------------                                             -------
     2.6(a).
     ------

          "Term A Loan Commitment" shall mean, with respect to each Lender, the
           ----------------------
     amount set forth under the heading "Term A Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of the Agreement, the aggregate amount of the Term A Loan Commitment is $75,000,000.

          "Term A Loan Commitment Percentage" shall mean, as to any Lender, at
           ---------------------------------
     any time, the percentage which such Lender's Term A Loan Commitment then constitutes of the aggregate Term A Loan Commitments (or, at any time after the Term A Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term A Loans then outstanding constitutes of the aggregate principal amount of the Term A Loans then outstanding).

          "Term A Loan Commitment Period" shall mean the period from and
           -----------------------------
     including the date hereof to and including the Term A Loan Commitment Termination Date or such earlier date on which the Term A Loan Commitment shall terminate as provided herein.

          "Term A Loan Commitment Termination Date" shall mean July 31, 1998.
           ---------------------------------------

          "Term A Note" shall have the meaning ascribed thereto in Section
           -----------                                             -------
     2.7(a).
     ------

          "Term B Loans" shall have the meaning ascribed thereto in Section
           ------------                                             -------
     2.6(b).
     ------

          "Term B Loan Commitment" shall mean, with respect to each Lender, the
           ----------------------
     amount set forth under the heading "Term B Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of this Agreement the aggregate amount of the Term B Loan Commitment is $75,000,000.

          "Term B Loan Commitment Percentage"  shall mean, as to any Lender, at
           ---------------------------------
     any time, the percentage which such Lender's Term B Loan Commitment then constitutes of the aggregate Term B Loan Commitments (or, at any time after the Term B Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term B Loans then outstanding constitutes of the aggregate principal amount of the Term B Loans then outstanding).

          "Term B Note" shall have the meaning ascribed thereto in Section
           -----------                                             -------
     2.7(b).
     ------

          "Term Loans" shall mean the collective reference to the Term A Loans
           ----------
     and the Term B Loans.

          "Tokai Bank" shall mean Tokai Bank of California, a California banking
           ----------
     corporation.

          "Tokai Guarantees" shall mean the collective reference to (a) the
           ----------------
     Continuing Guaranty dated as of December 5, 1996 of Four Media Burbank in favor of Tokai Bank as amended by First Amendment of Term Loan Agreement, Secured Promissory Note and Guarantee dated as of February 23, 1998 and (b) the Continuing Guaranty dated as of December 5, 1996 of Digital Magic in favor of Tokai Bank as amended by First Amendment of Term Loan Agreement, Secured Promissory Note and Guarantee dated as of February 23, 1998.

          "Tokai Loan Agreement" shall mean the Term Loan Agreement dated
           --------------------
     December 5, 1996 between the Borrower and Tokai Bank as amended by First Amendment of Term Loan Agreement, Secured Promissory Note and Guarantee dated as of February 23, 1998 pursuant to which Tokai Bank has made loans to the Borrower in a principal amount not to exceed $8,400,000 which Indebtedness is secured by the Tokai Mortgages and guaranteed by the Tokai Guarantees.

          "Tokai Mortgages" shall mean the collective reference to (a) Deed of
           ---------------
     Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of December 5, 1996 among the Borrower, North American Title Company, as trustee, and Tokai Bank as beneficiary relating to the Hollywood Way Property and (b) Absolute Assignment of Leases and Rents dated as of December 5, 1996 of the Borrower in favor of Tokai Bank relating to the Hollywood Way Property as amended by Amendment of Deed of Trust and Absolute Assignment of Leases and Rents dated as of February 23, 1998.

          "Tranche" shall mean the collective reference to Eurodollar Loans, the
           -------
     then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee" shall have the meaning ascribed thereto in Section
           ----------                                             -------
     9.6(f).

          "TSP" shall mean Technical Service Partners, L.P., a Delaware limited
           ---
     partnership controlled by Michael H. Steinhardt.

          "TVN" shall mean TVN Entertainment Corporation.
           ---

          "TVN Agreement" shall mean an agreement between TVN and the Borrower
           -------------
     to be entered into on or after the date hereof pursuant to which the Borrower will provide post-production technical creative services in connection with the development and implementation of TVN's "end to end" digital satellites television programming and delivery system which agreement shall be for a term of not less than five years, shall provide for the Borrower to receive an agreed upon return above the Borrower's capital expenditures in connection with providing such services and which agreement shall be acceptable to the Administrative Agent and the Required Lenders.

          "Type" shall mean as to any Loan, its nature as an Alternate Base Rate
           ----
     Loan or a Eurodollar Loan.

          "Uniform Customs" shall mean the Uniform Customs Practice for
           ---------------
     Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or modified from time to time.

          "Visual Effects Services" shall mean the services utilized to create
           -----------------------
     special visual effects for feature films and television including, without limitation, digital creation and manipulation of images in high resolution formats for integration into feature films as well as television applications.

          "Voting Securities" shall mean any class of Capital Stock of the
           -----------------
     Borrower or any Subsidiary, as applicable, pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

          "Walston" shall mean Robert T. Walston.
           -------

          "Wholly-Owned" shall mean as applied to any Subsidiary, a Subsidiary
           ------------
     all the outstanding shares of Capital Stock (other than director's qualifying shares if required by law) of which are at the time owned, directly or indirectly, by the Borrower.

          "Working Capital" shall mean, as of the date of determination thereof,
           ---------------
     the excess, if any, of (a) the current assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries determined in accordance with GAAP, over (b) the current liabilities (other than the current portion of long-term Indebtedness) of the Borrower and its Subsidiaries determined in accordance with GAAP.

          1.2  Other Definitional Provisions.  (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and any Subsidiary not defined in Section 1.1 and accounting terms
                                           -----------
partly defined in Section 1.1, to the extent not defined, shall have the
                  -----------
respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Revolving Credit Commitments.  (a) Subject to the terms and
               ----------------------------
conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the
  ----------------------
Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) Subject to the last sentence of Section 2.3, the Revolving Credit
                                              -----------
Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 and Section 2.10;
                                               -----------     ------------
provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after
--------
the day that is one month prior to the Revolving Credit Commitment Termination Date.

          2.2  Revolving Credit Notes.  The Revolving Credit Loans made by each
               ----------------------
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and
            ---------
principal amount (a "Revolving Credit Note"), payable to the order of such
                     ---------------------
Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded
           ----- -----
absent manifest error. Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Revolving Credit Commitment Termination Date and (iii) provide for the payment of interest in accordance with Section 2.12.
     ------------

          2.3  Procedure for Revolving Credit Borrowing.  The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower shall give the
                                       --------
Administrative Agent an irrevocable notice substantially in the form of Exhibit
                                                                        -------
D-1 (a "Notice of Borrowing") (which notice must be received by the
---     -------------------
Administrative Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans initially, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the

Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2
                                                                -----------
prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. Notwithstanding anything to the contrary contained herein, Revolving Credit Loans, if any, made on the Closing Date must be Alternate Base Rate Loans.

          2.4  Commitment Fees; Administrative Fee.  (a) The Borrower agrees to
               -----------------------------------
pay to the Administrative Agent for the account of each Lender who is providing Revolving Credit Loans a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender, payable quarterly in arrears on the last day of each January, April, July and October and on the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall reduce or terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender who is providing Term A Loans a commitment fee for the period from and including the first day of the Term A Loan Commitment Period to the Term A Loan Commitment Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the Available Term A Loan Commitment of such Lender, payable quarterly in arrears on the last day of each January and April and on the Term A Loan Commitment Termination Date or such earlier date as the Term A Loan Commitment shall reduce or terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, for services rendered by the Administrative Agent, an annual administrative fee in the amounts and at the times referred to in the Administrative Fee Letter.

          2.5  Optional and Mandatory Termination or Reduction of Revolving
               ------------------------------------------------------------
Credit Commitments.  (a) The Borrower shall have the right, upon not less than
------------------
five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and shall be applied pro rata to all scheduled reductions of the Revolving Credit Commitment set forth in Section 2.5(b) to reduce permanently the Revolving Credit
             --------------
Commitments then in effect; provided that no such termination or reduction shall
                            --------
be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding would exceed the Revolving Credit Commitments then in effect. Any reduction of the Revolving Credit Commitments shall be accompanied by payment in full of all accrued commitment fees on the amount so reduced to and including the date of such reduction and, to the extent any Revolving Credit Loans are prepared in connection with such reduction, shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.19 and any outstanding
                                              ------------
fees and expenses due and owing. The Administrative Agent agrees to promptly notify the Lenders of any notice of reduction or termination received by the Administrative Agent.

          (b) The aggregate amount of the Revolving Credit Commitments shall be permanently reduced on each date by the amount set forth below opposite each such date:



                                            Maximum Commitment
       Date           Amount of Reduction    After Reduction
       ----           -------------------   ------------------
April 30, 2000                 $2,500,000          $47,500,000
July 31, 2000                   2,500,000           45,000,000
October 31, 2000                2,500,000           42,500,000
January 31, 2001                2,500,000           40,000,000
April 30, 2001                  2,500,000           37,500,000
July 31, 2001                   2,500,000           35,000,000
October 31, 2001                2,500,000           32,500,000
January 31, 2002                2,500,000           30,000,000
April 30, 2002                  2,500,000           27,500,000
July 31, 2002                   2,500,000           25,000,000
October 31, 2002                4,000,000           21,000,000
January 31, 2003                4,000,000           17,000,000
April 30, 2003                  4,000,000           13,000,000
July 31, 2003                   4,000,000            9,000,000
October 31, 2003                4,500,000            4,500,000
January 31, 2004                4,500,000                    0


; provided that if the Revolving Credit Commitments then in effect are less than
  --------
the amount contemplated by the foregoing schedule, an appropriate adjustment shall be made to the reduction in the Revolving Credit Commitments on January 31, 2004 and, if necessary, to the other reductions set forth above in inverse order of reduction and (ii) in any event, the Revolving Credit Commitments shall be reduced to zero on the Revolving Credit Commitment Termination Date.

          2.6  Term A Loans; Reduction of Term A Loan Commitment; Term B Loans.
               ---------------------------------------------------------------
(a) Subject to the terms and conditions hereof, each Lender severally agrees to make term loans ("Term A Loans") to the Borrower, from time to time, during the
                  ------------
Term A Loan Commitment Period in an amount not to exceed the amount of the Term A Loan Commitment of such Lender then in effect. The Term A Loans may from time to time be (a) Eurodollar Loans, (b) Alternate

Base Rate Loans or (c) a combination thereof, as determined by the Borrower and set forth in a notice to the Administrative Agent in accordance with Section 2.8
                                                                     -----------
and Section 2.10;provided that (i) no Term A Loans shall be made until the
    ------------
Term B Loan Commitment has been fully drawn hereunder, (ii) the Borrower shall draw not more than $33,000,000 of the Term A Loan Commitments on the Closing Date (iii) any draw on the Term A Loan Commitment after the Closing Date in respect of Permitted Acquisitions shall require the consent of the Required Lenders and (iv) Term A Loans made on the Closing Date must be Alternate Base Rate Loans.

          (b) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to reduce any portion of the Term A Loan Commitments in excess of $33,000,000. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and shall be accompanied by payment in full of all accrued commitment fees on the amount so reduced to and including the date of such reduction. The Administrative Agent agrees to promptly notify the Lenders of any notice of reduction received by the Administrative Agent.

          (c) Subject to the terms and conditions hereof, each Lender severally agrees to make term loans ("Term B Loans") to the Borrower on the Closing Date
                            ------------
in an amount not to exceed the amount of the Term B Loan Commitment of such Lender then in effect. The Term B Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Borrower and set forth in a notice to the Administrative Agent in accordance with Section 2.8 and Section 2.10; provided that Term B Loans made on
                -----------     ------------  --------
the Closing Date must be Alternate Base Rate Loans.

          2.7  Term A Notes and Term B Notes. (a) The Term A Loan made by each
               -----------------------------
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (a "Term A Note"), with appropriate insertions therein as
            ---------     -----------
to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Term A Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Term A Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term A Note, and any such recordation shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information so recorded absent manifest error.  The Term A Note of each Lender
(i) shall be dated the Closing Date, (ii) shall be payable on the last day of each January, April, July and October commencing on April 30, 2000, each of which payments shall be in an amount equal to such Lender's Term A Loan Commitment Percentage of the amount set forth below opposite each such date:


                   Date                Amount
                   -----               ------

               April 30, 2000        $3,750,000
               July 31, 2000          3,750,000


               October 31, 2000       3,750,000
               January 31, 2001       3,750,000
               April 30, 2001         3,750,000
               July 31, 2001          3,750,000
               October 31, 2001       3,750,000
               January 31, 2002       3,750,000
               April 30, 2002         3,750,000
               July 31, 2002          3,750,000
               October 31, 2002       6,000,000
               January 31, 2003       6,000,000
               April 30, 2003         6,000,000
               July 31, 2003          6,000,000
               October 31, 2003       6,750,000
               January 31, 2004       6,750,000

; provided that if the aggregate amount of Term A Loans made by the Lenders is
  --------
less than the amount contemplated by the foregoing amortization schedule, an appropriate pro rata adjustment shall be made to the amount due to each Lender
            --- ----
on each scheduled payment date and (iii) shall provide for the payment of interest in accordance with Section 2.12.
                            ------------

          (b) The Term B Loan made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit C (a "Term
                                                              ---------     ----
B Note"), with appropriate insertions therein as to payee, date and principal
------
amount, payable to the order of such Lender and in a principal amount equal to the Term B Loan of such Lender. Each Lender is hereby authorized to record the date, Type and amount of the Term B Loan made by such Lender, the date and amount of each payment or prepayment of principal of its Term B Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term B Note, and any such recordation shall constitute prima facie evidence of
                                                       ----- -----
the accuracy of the information so recorded absent manifest error. The Term B Note of each Lender (i) shall be dated the Closing Date, (ii) shall be payable on the last day of each January, April, July and October commencing on April 30, 1998, each of which payments shall be in an amount equal to such Lender's Term B Loan Commitment Percentage of the amount set forth below opposite each such date,


Date                    Amount
----                    ------
April 30, 1998          $ 187,500
July 31, 1998             187,500
October 31, 1998          187,500
January 31, 1999          187,500
April 30, 1999            187,500
July 31, 1999             187,500
October 31, 1999          187,500


                       Date                      Amount
                       ----                      ------
                       January 31, 2000          187,500
                       April 30, 2000            187,500
                       July 31, 2000             187,500
                       October 31, 2000          187,500
                       January 31, 2001          187,500
                       April 30, 2001            187,500
                       July 31, 2001             187,500
                       October 31, 2001          187,500
                       January 31, 2002          187,500
                       April 30, 2002            187,500
                       July 31, 2002             187,500
                       October 31, 2002          187,500
                       January 31, 2003          187,500
                       April 30, 2003            187,500
                       July 31, 2003             187,500
                       October 31, 2003          187,500
                       January 31, 2004          187,500
                       April 30, 2004            187,500
                       July 31, 2004          70,312,500

and (iii) shall provide for the payment of interest in accordance with Section
                                                                       -------
2.12.
----

          2.8      Procedures for Term A Loan and Term B Loan Borrowing.
                   ----------------------------------------------------

          (a) The Borrower shall give the Administrative Agent a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, one Business Day prior to the Borrowing Date) requesting that, on the Closing Date, the Lenders make the Term B Loans and, to the extent the Term B Loan Commitment is fully utilized, Term A Loans in an amount not to exceed $33,000,000 on the Closing Date (which Loans must be Alternate Base Rate Loans) and specifying the amount to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m., New York City time, on the Closing Date, each Lender shall make available to the Administrative Agent, at the Administrative Agent's office specified in Section 9.2, the amount of such
                                           -----------
Lender's pro rata share of the Term B Loans and Term A Loans, if any, in immediately available funds. The Administrative Agent shall on such date make available, in the manner specified by the Borrower in Notice of Borrowing, the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. It is understood that Term B Loans shall be made in only one drawing on the Closing Date and that Term A Loans may not be made unless and until all the Term B Loans have previously been or are concurrently being drawn.

          (b) The Borrower may borrow under the Term A Loan Commitment during the Term A Loan Commitment Period on any Business Day; provided that the
                                                       --------
Borrower shall give the

Administrative Agent a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, not less than (a) three Business Days prior to the requested Borrowing Date if all or any part of the Term A Loans are to be Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise) specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Term A Loan Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Not later than 12:30 p.m., New York City time, on the Borrowing Date requested by the Borrower, each Lender that has undrawn amounts under its Term A Loan Commitment shall make the amount of its pro rata share of the Term A Loans available to the Administrative Agent at the office of the Administrative Agent specified in
Section 9.2 in immediately available funds.  Such borrowing will then be made
-----------
available to the Borrower by the Administrative Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Administrative Agent by the Lender and in like funds as received by the Administrative Agent. The Term A Loan Commitment shall be reduced to zero on the Term A Loan Commitment Termination Date.

          2.9  Optional and Mandatory Prepayments.  (a)  Subject to Section
               ----------------------------------                   -------
2.19, the Borrower may, at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least five Business Days' irrevocable written notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to
Section 2.19, accrued interest to such date on the amount prepaid and any
------------
outstanding fees and expenses then due and owing. Partial prepayments of the Revolving Credit Loans shall be applied to the Revolving Credit Loans but shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in its written notice to the Administrative Agent in which case the Revolving Credit Commitments shall be reduced in the manner set forth in Section 2.5(a).
                                                               --------------
Partial prepayments of the Term Loans shall be applied first, pro rata, to all
                                                       -----
scheduled installments of principal of the Term A Loans and the Term B Loans in the inverse order of their scheduled maturities and second, if the Term A Loans
                                                    ------
and Term B Loans shall have been repaid in full, to the Revolving Credit Loans (with a concomitant pro rata reduction in the scheduled reductions of the Revolving Credit Commitments); provided that any optional prepayment of the
                               --------
Revolving Credit Loans shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in its written notice to the Administrative Agent. Amounts prepaid on account of the Term A Loans and the Term B Loans or to reduce the Revolving Credit Commitments may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

          (b) With respect to any fiscal year of the Borrower, commencing with the fiscal year ending July 31, 1999, not later than 120 days after the end of each fiscal year, the Borrower shall prepay an amount equal to 50% of the Excess Cash Flow for such fiscal year which prepayment shall be applied first, pro
                                                                 -----
rata, to all scheduled installments of principal of the Term A Loans and the Term B Loans and second, if the Term A Loans and Term B Loans have been repaid
                 ------
in full, to the Revolving Credit Loans (with a concomitant pro rata reduction in the scheduled reductions of the Revolving Credit Commitments). Each prepayment of the Loans pursuant to this Section 2.9(b) shall be accompanied by payment in
                              --------------
full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.19
                                                                   ------------
and any outstanding fees and expenses due and owing.

          (c) If, in any fiscal year, the Borrower receives any Net Disposition Proceeds in excess of $2,000,000 in the aggregate, the Borrower shall, within three Business Days, deliver such excess to the Administrative Agent (together with a certificate in reasonable detail setting forth the calculation of such Net Disposition Proceeds) for application in the manner set forth in the next sentence. Any Net Disposition Proceeds shall be applied first, pro rata to all
                                                         -----  --- ----
scheduled installments of principal of the Term A Loans and Term B Loans, and second, if the Term A Loans and Term B Loans have been repaid in full to the
------
Revolving Credit Loans (with a concomitant pro rata reduction in the scheduled reductions of the Revolving Credit Commitments).

          (d) The Borrower shall deliver to the Administrative Agent any Net Insurance Proceeds within three Business Days of the receipt thereof for application in the manner set forth in the next sentence; provided that the
                                                          --------
Borrower, by written notice to the Administrative Agent delivered within such three Business Day period (together with a certificate in reasonable detail setting forth the calculation of such Net Insurance Proceeds), may elect to defer applying such Proceeds in such manner if and only if (i) concurrent with such notice, such deferred proceeds are applied to repay the Revolving Credit Loans (with a concomitant temporary reduction in the Revolving Credit Commitments), and (ii) within 180 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower, subject to Section 2.5 and Section 2.9
                                                    -----------     -----------
(a), (b), (c), and (e), shall obtain Revolving Credit Loans for purposes of
---  ---  ---      ---
acquiring replacement Post Production Assets, (it being understood that (A) upon expiration of such 180 day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Credit Loan to acquire replacement Post Production Assets shall be applied in accordance with the next succeeding sentence, (B) subject to Section 2.5 and Section 2.9 (a), (b), (c),
                                    -----------     ----------- ---  ---  ---
and (e), (1) the Revolving Credit Commitments, upon each disbursement of such
    ---
deferred proceeds as a Revolving Credit Loan for purposes of acquiring replacement Post Production Assets, shall be restored by the amount of such disbursement and (2) upon application of such proceeds in accordance with the next succeeding sentence and subject to the limitations set forth therein, to the extent not previously done, the Revolving Credit Commitments shall be restored and (C) if any Default shall occur during such 180 day period, the Administrative Agent may, in its discretion, and shall, if directed by the Required Lenders, apply such deferred proceeds as a mandatory prepayment in accordance with the next sentence and the Borrower shall be deemed to have requested Revolving Credit Loans in an amount equal to such deferred proceeds (as such amount may have been reduced hereunder) and, in the case of any mandatory prepayment, such Revolving Credit Loans shall be made regardless of the failure of the Borrower to satisfy the conditions set forth in Section 4.2). Any Net
                                                -----------
Insurance Proceeds shall be applied as follows: first, pro rata to scheduled
                                                -----
installments of principal of Term A Loans and Term B Loans in inverse order of maturity and second, if the Term A Loans and Term B Loans have been repaid in
             ------
full, to the Revolving Credit Loans (with a concomitant reduction in the scheduled reductions of the Revolving Credit Commitments in inverse order of maturity).

          (e) Subject to Section 2.19, the Borrower shall concurrently with the
                         ------------
receipt of any Net Securities Proceeds, pay to the Administrative Agent an amount equal to such Net Securities Proceeds; provided, that so long as no Event
                                              --------
of Default shall have occurred which is continuing (i) with respect to any issuance of up to $15,000,000 of Permitted Preferred Stock on or prior to July 31, 1998, the Borrower shall apply the Net Securities Proceeds from such issuance to prepay its indebtedness for borrowed money (other than, if the Borrower so elects, the Loans) and (ii) with respect to any issuance after July 31, 1998, the Borrower shall apply the lesser of (x) 50% of any Net Securities Proceeds and (y) any portion of such Net Securities Proceeds that remains after the Borrower prepays an amount of the Loans such that, after giving effect to such payments, the Leverage Ratio shall not exceed 3.50 to 1.00. So long as no Event of Default shall have occurred which is continuing, any prepayment of Net Securities Proceeds may be applied at the election of the Borrower to repay Revolving Credit Loans (without a concomitant reduction in the Revolving Credit Commitments), to repay Term A Loans and Term B Loans (in each case, pro rata to all scheduled installments of principal) or to repay Revolving Credit Loans (with a pro rata concomitant reduction in the scheduled reductions of the Revolving Credit Commitments). If an Event of Default shall have occurred and be continuing, all Net Securities Proceeds shall be applied as determined by the Administrative Agent (or as directed by the Lenders).

          (f) If, after giving effect to any reduction of the Revolving Credit Commitments required under Section 2.5, (i) the sum of (x) the outstanding
                           -----------
aggregate principal amount of the Revolving Credit Loans, (y) the aggregate Stated Amount of the Letters of Credit then outstanding and (z) any amounts drawn under any Letters of Credit (including interest thereon computed in accordance with Section 2.21(d)) for which the Issuer has not been reimbursed
                ---------------
exceeds (ii) the aggregate amount of the Revolving Credit Commitments (as so reduced), on the date of such reduction, the Borrower shall prepay an aggregate principal amount of the Revolving Credit Loans, and deliver cash collateral for the Stated Amount of the Letter of Credit outstanding and any amount drawn under the Letter of Credit for which the Issuer has not been reimbursed, in an aggregate amount equal to such excess.

          (g) Each prepayment of Term A Loans, Term B Loans and Revolving Credit Loans pursuant to this Section 2.9 shall be accompanied by payment in full of
                       -----------
all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.19 and any
                                                       ------------
outstanding fees and expenses then due and owing.

          2.10      Conversion and Continuation Options.  (a) The Borrower may
                    -----------------------------------
elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the

Administrative Agent prior irrevocable notice of such election substantially in the form of Exhibit D-2 (a "Notice of Conversion") (which notice must be
            -----------     --------------------
received by the Administrative Agent by at least 10:00 a.m., New York City time, two Business Days prior to such election); provided that any such conversion
                                           --------
of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election (which notice must be received by the Administrative Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when
        --------
any Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of conversions of Revolving Credit Loans), the date of the final installment of principal of the Term A Loans or the date of payment of principal of the Term B Loans, as the case may be.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 of the length of the next
                                           -----------
Interest Period to be applicable to such Loans; provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Default has occurred and is continuing or
(ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of continuations of Revolving Credit Loans), the date of the final installment of principal of the Term A Loans or the date of payment of principal of the Term B Loans, as the case may be, and provided,
                                                                  --------
further, that if the Borrower shall fail to give any required notice as
-------
described above in this paragraph, or, if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. The Administrative Agent agrees to notify the Lenders of any notice of continuation referred to herein received by the Administrative Agent.

          2.11      Maximum Amounts of Tranches.  All borrowings, conversions
                    ---------------------------
and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. There shall never be more than six Tranches at any one time outstanding.

          2.12      Interest Rates and Payment Dates. (a) Each Eurodollar Loan
                    --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurocurrency Reserve Requirements) plus the Applicable Margin.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) In the event an Event of Default has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section (assuming that, for purposes of calculating such rate, the Leverage Ratio shall be deemed to be in excess of 4.0 to 1.0) plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any commitment fee or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in Section 2.12(b) plus 2%, in each case,
                                         ---------------
from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.12(c) shall be
      --------                                    ---------------
payable from time to time on demand.

          2.13      Computation of Interest and Fees.  (a) Commitment fees and
                    --------------------------------
Alternate Base Rate interest shall be calculated on the basis of a 365/366 day year and Eurodollar Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).
                                          ---------------

           2.14     Inability to Determine Interest Rate.  If prior to the first
                    ------------------------------------
day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

          2.15      Pro Rata Treatment and Payments; Funding Reliance.  (a) Each
                    -------------------------------------------------
borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments or the Term A Loan Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitments, Term
        --- ----
A Loan Commitments or Term Loan B Commitments of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans or any Letter of Credit shall (except as may be required as a result of Section 2.16) be made pro rata according to the respective
               ------------
Revolving Credit Commitment Percentages, Term Loan A Commitment Percentages or Term Loan B Commitments Percentages, as applicable. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, or on account of any Letter of Credit, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available
                            -----------
funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make available to the Administrative Agent the amount that would constitute its applicable Commitment Percentage of such borrowing, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's applicable Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

          2.16      Illegality.  Notwithstanding any other provision herein, if
                    ----------
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.
                                                            ------------

          2.17      Requirements of Law.  (a) If the adoption of or any change
                    -------------------
in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes
                                                       ------------
     in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower, shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.18      Taxes.  (a) All payments made by the Borrower under this
                    -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all

Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided
                                                                   --------
that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b)  Each Lender shall:

               (i) deliver to the Borrower and the Administrative Agent (A) in the case of a Lender that is not organized under the laws of the United States or any State thereof, either (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, or, (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto together with a certificate executed by such Lender representing that (1) such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents and (2) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note in accordance with this Section 2.18, and (B) in
                                                        ------------
     the case of any other Lender, an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related
                        -----------
transfer, be required to provide all the forms and statements required pursuant to this Section; provided that, in the case of a Participant, such Participant
                 --------
shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and satisfies the requirements of Section
                                                           -------
2.18(b)(i)(A)(y), (a "Qualified Foreign Lender") shall upon receipt of the
----------------
written request of the Administrative Agent or the Borrower and may, upon its own written request to the Administrative Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note ( a "QFL Note"). A QFL Note shall be in the form of the Revolving Credit Note, Term A Loan Note or Term B Note, as applicable, but shall contain the following legend,"This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.18 of the Credit Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Closing Date, (ii) issued in the name of the entity in whose name such existing Note was issued and (iii) issued in the same principal amount as such existing Note. Any Note replaced pursuant to this Section is sometimes referred to herein as a "Replaced Note".

          (d) The Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (c) of this Section, it shall execute and deliver a QFL Note to the Administrative Agent in replacement of the Replaced Note surrendered in connection with such request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this
Section 2.18.  Upon receipt by the Administrative Agent, in connection with any
------------
replacement, of a QFL Note and the existing Note to be replaced by such QFL Note in accordance with this paragraph, the Administrative Agent shall forward the QFL Note to the Lender which has surrendered its Note for replacement by such QFL Note and shall forward the surrendered Note to the Company marked "canceled". Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

          (e) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with the Borrower and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to the Borrower and either reissuance by the Borrower of such QFL Note to the transferee or issuance by the Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This Section 2.18 shall
                                                              ------------
be construed so that the obligations underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the Code.

          2.19      Indemnity.  The Borrower agrees to indemnify each Lender and
                    ---------
to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.20      Discretion of Lender as to Manner of Funding.
                    --------------------------------------------
Notwithstanding any other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars in the eurocurrency interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          2.21      Letter of Credit.  (a) Subject to the terms and conditions
                    ----------------
hereof, and in reliance on the agreements set forth in clauses (c) and (e) hereof, from time to time, on any Business Day, the Issuer agrees to issue Letters of Credit for the account of the Borrower in such form as may be approved from time to time by the Issuer; provided that (i) the sum of the
                                          --------
aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed at any time shall not exceed $5,000,000 and (ii) the sum of the Revolving Credit Loans, the aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed shall not, at any time, exceed the Revolving Credit Commitment (as reduced from time to time pursuant to Section
                                                                      -------
2.5 and Section 2.9).
---     -----------

          (b) Each Letter of Credit (i) shall be opened pursuant to a written request from the Borrower on the Issuer's then current form of application for letter of credit which application shall be completed to the satisfaction of the Issuer and shall be delivered to the Issuer together with such other certificates, documents and other instruments and information as the Issuer may reasonably request, (ii) shall be denominated in U.S. dollars, (iii) shall be governed by the

Uniform Customs and, to the extent not inconsistent therewith, the laws of the state of New York and (iv) shall expire on the Expiry Date. The Issuer shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuer or any Revolving Credit Lender to exceed any limits imposed by an applicable Requirement of Laws.

          (c) The Issuer agrees to allot and does allot, to itself and each Revolving Credit Lender and, to induce the Issuer to issue the Letter of Credit, each Revolving Credit Lender severally and irrevocably agrees to take and does hereby take for its own account and risk an undivided participating interest in a percentage equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Issuer's Obligations.

          (d) The Borrower agrees (i) to reimburse the Issuer forthwith upon its demand for any payment made by the Issuer under a Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to
(A) prior to the date which is one Business Day after the day on which reimbursement from the Borrower for such payment is due, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are not overdue and (B) thereafter, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are overdue. In addition to the foregoing, the Borrower shall reimburse the Issuer for any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment. All payments hereunder shall be made to the Issuer at its address for notices specified herein in Dollars in immediately available funds.

          (e) (i) In the event that the Issuer makes a payment under a Letter of Credit and is not reimbursed in full therefor forthwith, upon demand of the Issuer referred to in Section 2.21(d), the Issuer shall promptly make demand for
                      ---------------
such any amount for which it has not received reimbursement upon each Lender. Each Revolving Credit Lender unconditionally and irrevocably agrees that forthwith upon its receipt of any such demand for reimbursement, such Revolving Credit Lender shall transfer to the Issuer, in immediately available funds, an amount equal to such Revolving Credit Lender's pro rata share of the
                                               --- ----
unreimbursed portion of such payment; provided that, if such demand is made
                                      --------
prior to 12:00 noon, New York City time, on a Business Day, such Revolving Credit Lender shall make such payment to the Issuer prior to the end of such Business Day and otherwise such Revolving Credit Lender shall make such payment on the next succeeding Business Day. Whenever, at any time after the Issuer has made a payment under a Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender's pro rata share of the unreimbursed
                                             --- ----
portion of such payment, the Issuer receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuer shall distribute to such Receiving Credit Lender its pro rata share
                                                            --- ----
thereof; provided that in the event that the receipt by the Issuer of such
         --------
reimbursement or such payment of interest (as the case may be) is required to be returned, such Revolving Credit Lender will return to the Issuer any portion thereof previously distributed by the Issuer to such Revolving Credit Lender.

          (ii) Upon the occurrence and during the continuation of any Event of Default under Section 7.1(e) or Section 7.1(f) or, with notice from the
              --------------    --------------
Administrative Agent, upon
the occurrence of any other Event of Default that is continuing (x) an amount equal to the outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer upon such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and (y) without further notice in the case of an Event of Default under Section 7.1(e) or Section 7.1(f) or, in the case of any other
                 --------------    --------------
Event of Default that has occurred and is continuing, upon notice by the Administrative Agent to the Borrower of its Obligations hereunder, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been paid or disbursed by the Issuer. Any amount so payable by the Borrower shall be deposited by the Borrower in cash with the Administrative Agent and held as collateral security for the Obligations in connection with any Letter of Credit issued by the Issuer. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuer and the Revolving Credit Lenders, a security interest in such cash collateral to secure all Obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under any Letter of Credit, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been fully satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuer, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

          (f) The Borrower shall pay to the Administrative Agent for the pro rata account of the Issuer and the Revolving Credit Lenders in respect of each Letter of Credit a fee in an amount equal to the Applicable Margin then in effect for Eurodollar Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) multiplied by the Stated Amount of the Letter of Credit, such fee to be payable (i) on the date of issuance of such Letter of Credit (for the period from the date of issuance to the earlier of the Expiry Date of such Letter of Credit and the immediately succeeding Interest Payment
Date), (ii) thereafter, quarterly in arrears on each Interest Payment Date for each quarter prior to such Expiry Date.

          (g) The Borrower agrees to pay to the Issuer, for its own account, for services rendered by the Issuer, a fee in the amount and at the times referred to in the L/C Fee Letter. The Borrower shall also pay or reimburse the Issuer for such normal and customary costs and expenses as are incurred or charged by the Issuer on issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (h) The Reimbursement Obligations of the Borrower with respect to the Letter of Credit related thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following: (i) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the

Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement or the transactions contemplated herein, or any unrelated transaction; (ii) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or any other circumstances or happening whatsoever, whether or not similar to any of the foregoing (provided, that such payment by
                                                --------
the Issuer or such circumstance or happening does not constitute gross negligence or willful misconduct of the Issuer).

          (i) To the extent that any provisions of any application for the opening of a Letter of Credit is inconsistent with the provisions of this
Section 2.21, the provisions in this Section shall apply.
------------

                   ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent, each Agent, the Issuer and the Lenders to enter into this Agreement, the Issuer to issue the Letter of Credit and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuer and each Lender that:

          3.1  Financial Condition. (a)  The consolidated balance sheets of the
               -------------------
Borrower as of July 31, 1994, July 30, 1995, August 3, 1996 and August 3, 1997 and the related statements of operations, stockholders equity and cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand L.L.P. copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries as at such date, and the results of its operations and its stockholders equity and cash flows for each of the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at October 31, 1997 and the related unaudited statements of operations, stockholders equity and cash flows for the three-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries as at such date, and the results of its operations and its stockholders equity and cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) The balance sheets of Four Media Asia as of August 3, 1996 and August 3, 1997 and the related statements of operations, stockholders equity and cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand L.L.P. copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the financial condition of Four Media Asia as at such date, and the results of its operations and its stockholders equity and cash flows for each of the fiscal years then ended. The unaudited balance sheet of Four Media Asia as at October 31, 1997 and the related unaudited statements of operations, stockholders equity and cash flows for the three-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the financial condition of Four Media Asia as at such date, and the results of its operations and its stockholders equity and cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (c) The POP financial statements referred to in Section 10.7 of the Stock Purchase Agreement, copies of which have heretofore been provided to each Lender, present fairly the financial condition of the business, operations and assets of POP and Animation as at the respective dates thereof and the results of operations, cash flows and stockholders' equity for the fiscal periods then ended.

          (d) The pro forma balance sheet of the Borrower (the "Pro Forma
                  --- -----                                     ---------
Balance Sheet") is the balance sheet of the Borrower as at the Closing Date
-------------
adjusted to give effect (as if such events had occurred on the Closing Date) (i) to the Acquisition, (ii) to the repayment of the Borrower's existing Indebtedness that is to be repaid on the Closing Date and (iii) to the Loans expected to be made by the Lenders on the Closing Date. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly on a pro forma basis the
                                                             --- -----
financial position of the Borrower as at the Closing Date assuming that the events and the assumptions specified in the preceding sentence had actually occurred on such date.

          (e) Except as set forth in Schedule 3.1(e),  neither the Borrower nor
                                     ---------------
any of its Subsidiaries has, at the date of the Pro Forma Balance Sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Schedule 3.1(e), during the period
                                           ---------------
from August 3, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of the Borrower at such date.

          (f) All balance sheets, all statements of operations and stockholders equity and of cash flows and all other financial information which shall hereafter be furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for the purposes of, or in connection with, this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly (subject to normal year-end adjustment in the case of financial statements for any fiscal quarter) the financial condition of the Borrower as at the dates thereof and the results of their operations and their stockholders equity and cash flows for the periods then ended.

          (g) The seven-year business forecast of the Borrower and its Subsidiaries calculated for the period commencing August 1997 to and including July 2004, prepared by a Responsible Officer of the Borrower (and presented on a consolidated and segment by segment basis) all as set forth in Schedule 3.1(g)
                                                               ---------------
have been prepared in good faith and utilizing reasonable assumptions. The Borrower has no reason to believe such business forecast and projections are materially incorrect or misleading in any material respect.

          3.2  No Change.  Except as set forth in Schedule 3.2, since August 3,
               ---------                          ------------
1997 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower.

          3.3  Corporate Existence; Compliance with Law.  Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (other than any Requirements of Law relating to environmental matters which are the subject of and addressed by the representations and warranties set forth in Section
                                                                    -------
3.16) except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          3.4  Corporate Power; Authorization; Enforceable Obligations.  Each of
               -------------------------------------------------------
the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has appropriate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes. Except as set forth in Schedule 3.4, no consent or
                                          ------------
authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any Subsidiary is a party other than any of the foregoing that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, each Lender and the Administrative Agent shall have received complete and current copies of all consents, authorizations and filings listed on Schedule
                                                                     --------
3.4.  This Agreement has been, and each other Loan Document to which it is a
---
party will be, duly
executed and delivered on behalf of the Borrower and each Subsidiary. This Agreement constitutes, and each other Loan Document to which the Borrower or any Subsidiary, as the case may be, is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents to which the Borrower or any Subsidiary is a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary, will not accelerate or result in the acceleration of any payment obligations of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Borrower or any Subsidiary pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents.

          3.6  No Material Litigation.  Except as set forth in Schedule 3.6, no
               ----------------------                          ------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or any Subsidiary, threatened by or against the Borrower or any Subsidiary or against any of the respective properties or revenues of the Borrower or any Subsidiary
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  Neither the Borrower nor any Subsidiary is in
               ----------
default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8  Ownership of Property; Liens.  Except as set forth in Schedule
               ----------------------------                          --------
3.8, each of the Borrower and its Subsidiaries has good record and marketable
---
title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property. None of such property is subject to any Lien except as permitted by Section 6.3.
                                                                    -----------

          3.9  Intellectual Property.  Each of the Borrower and its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how, processes, logos and insignia necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any
 ---------------------
Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does either the Borrower or any such Subsidiary know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10      No Burdensome Restrictions.  No Requirement of Law or
                    --------------------------
Contractual Obligation of the Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect.

          3.11      Taxes.  Each of the Borrower and its Subsidiaries has filed
                    -----
or caused to be filed all tax returns which, to the knowledge of the Borrower and its Subsidiaries, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be); and, except as set forth in Schedule 3.11, no
                                                             -------------
tax Lien has been filed, and, to the knowledge of the Borrower no claim is being asserted, with respect to any such tax, fee or other charge.

          3.12      Federal Regulations.  No part of the proceeds of any Loans
                    -------------------
and no part of the Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          3.13      ERISA.  Neither the Borrower nor any Subsidiary maintains or
                    -----
contributes to any Plan other than those listed on Schedule 3.13.  Except as
                                                   -------------
disclosed in Schedule 3.13, neither the Borrower nor any Subsidiary maintains,
             -------------
contributes to or has any material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Except as disclosed on Schedule 3.13, each Plan has complied and is in compliance in all
             -------------
material respects with the applicable provisions of ERISA and the Code. Neither the Borrower nor any Subsidiary has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could have a Material Adverse Effect. Neither the Borrower, nor any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in
Section 406 of ERISA or 4975 of the Code with respect to a Plan which could have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject Borrower or any Subsidiary to any liability. Except as disclosed on Schedule 3.13, neither the Borrower nor
                                   -------------
any Subsidiary has maintained, contributed to, or had an obligation to contribute to any Multiemployer Plan or any Single Employer Plan, at any time during the six years prior to the date on which this representation is made or deemed made. Except as disclosed on Schedule 3.13, neither the Borrower nor
                                     -------------
any Subsidiary has any material obligation to make any payment to any employee pursuant to any existing employment contract or arrangement. The Borrower has given to the Administrative Agent copies of all the following: each Single Employer Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Effective Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 (including all schedules thereto) filed in respect of each existing Single Employer Plan; a listing of all the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Subsidiary to each such Multiemployer Plan, the most recent information which has been provided to the Borrower or any Subsidiary regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made. Except as disclosed in Schedule 3.13, neither the Borrower nor any Subsidiary
                       -------------
has liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA. Neither the Borrower nor any Subsidiary has any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a plan. If the Borrower, its Subsidiaries and its Commonly Controlled Entities were to withdraw from all Multiemployer Plans to which any of them is a party, the aggregate withdrawal liability would not exceed $50,000 in the aggregate.

          3.14      Holding Company; Investment Company Act; Other Regulations.
                    ----------------------------------------------------------
Neither the Borrower nor any Subsidiary is a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

          3.15      Purpose of Loans.  The proceeds of the Revolving Credit
                    ----------------
Loans shall be utilized (a) to finance Capital Expenditures by the Borrower and its Subsidiaries, (b) to fund working capital for the Borrower and its Subsidiaries, (c) to fund the Letters of Credit (d) to refinance, on an interim basis, the Santa Monica Indebtedness, (e) to fund Permitted Acquisitions and (e) to pay transaction fees and expenses incurred in connection with such Permitted Acquisitions. The proceeds of the Term A Loans shall be utilized (i) to finance a portion of the Acquisition, (ii) to fund Permitted Acquisitions completed and financed on or prior to July 31, 1998 in an amount not to exceed $35,000,000 in the aggregate, (iii) to pay transaction fees and expenses incurred in connection with the transactions contemplated under clauses (i) and (ii) above and (iv) to refinance the Financing Leases set forth in Schedule 1.1 in an amount not to
                                            ------------
exceed $13,000,000. The proceeds of the Term B Loans shall be utilized (x) to repay existing

Indebtedness and (y) to finance a portion of the Acquisition. The POP Letter of Credit shall be issued to support financial obligations of the Borrower in connection with the Acquisition.

           3.16     Environmental Matters.  Except as set forth on Schedule
                    ---------------------                          --------
3.16:

          (a) The facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (the "Properties") do not contain, and have not
                                    ----------
previously contained, any materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and its Subsidiaries (the "Business") which could materially interfere
                                    --------
with the continued operation of any of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from any of the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

          3.17      Acquisition.  Schedule 3.17 sets forth the terms of the
                    -----------   -------------
Acquisition, including all material steps to be taken in connection therewith (including the sources and uses of funds) upon completion of the Acquisition.

          3.18      Capitalization of Borrower.  As of the Closing Date, the
                    --------------------------
authorized Capital Stock of the Borrower consists of (a) 50,000,000 shares of Common Stock of which, as of January 31, 1998, 9,552,502 are issued and outstanding and (b) 5,000,000 shares of Preferred Stock $.01 par value per share of which, as of the Closing Date, 150,000 shares have been designated as Series A Convertible Stock, are issued and outstanding. Except for the Permitted Preferred Stock and as set forth in Schedule 3.18, there are no outstanding
                                    -------------
subscriptions, options, warrants, calls, puts, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to
such Capital Stock of the Borrower.   No Person has or will have any preemptive
rights to subscribe for any additional Capital Stock of the Borrower. All the Borrower's issued and outstanding Capital Stock has been issued in compliance in all material respects with all applicable Federal and state securities laws and regulations.

          3.19      Subsidiaries.  On the Closing Date, the Borrower's only
                    ------------
Subsidiaries are Digital Magic, Four Media Asia, Four Media Burbank, Anderson Video, Catalina Transmission, 4MC3 and Meridian Sound and, after giving effect to the Acquisition, POP, Ten Moons, Santa Monica Financial and POP Animation. The authorized issued and outstanding Capital Stock of each Subsidiary is set forth in Schedule 3.19. Except as set forth in Schedule 3.19, all the issued
         -------------                          -------------
and outstanding Capital Stock of each Subsidiary is owned beneficially by the Borrower and of record by either the Borrower or Four Media Burbank, in each case, free and clear of all liens, options or rights of others except as provided in the Pledge Agreements. There are no outstanding subscriptions, options, warrants, calls, put rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of any Subsidiary. No person has or will have any preemptive rights to subscribe for any additional Capital Stock of any Subsidiary.

          3.20      Labor Matters.  Except as set forth in Schedule 3.20,
                    -------------                          -------------
neither the Borrower nor any Subsidiary is a party to any collective bargaining agreements. There are no strikes, lockouts or, except as set forth in Schedule
                                                                       --------
3.20, other labor disputes pending or, to the Borrower's knowledge, threatened
----
against the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.20, all material
                                                 -------------
payments due from the Borrower or any Subsidiary, as applicable, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower, or such Subsidiary, as applicable.

          3.21      Insurance.  All policies of insurance of any kind or nature
                    ---------
maintained by or issued to the Borrower, including, without limitation, policies of life, fire, theft, earthquake, business interruption, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

          3.22      Acquisition Documents.  (a) The Borrower has delivered to
                    ---------------------
the Lenders and the Administrative Agent true, complete and correct copies of each of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders and no consent or waiver has been granted by the Borrower thereunder. Each of the Acquisition Documents has been duly executed and delivered by the Borrower and each other party thereto and is a legal, valid and binding obligation of the Borrower and each other party thereto enforceable, in all material respects, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (b) The representations and warranties the Borrower and each other party to the Acquisition Documents are true and correct in all material respects on the Closing Date as if made on and as of such date (disregarding, for purposes of this Agreement, any references in such representations to the phrase "the Seller's knowledge" and "by which we are aware" (or words of similar import). Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein mutatis mutandis, and each Lender is entitled to rely on the accuracy of such
------- --------
representations and warranties.

          (c) Each party to the Acquisition Documents has complied in all material respects with all terms and provisions contained therein on its part to be observed and the Acquisition has been duly consummated in accordance with the terms of the Acquisition Documents.

          3.23      Security Documents.  (a) Each Security Agreement is
                    ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Party which is party thereto in the collateral described therein except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). When financing statements have been filed in the offices in the jurisdictions listed in Schedule 3.23, each such Security Agreement shall, except as set forth
   -------------
therein and except for Liens contemplated under Section 6.3(e) and Section
                                                --------------     -------
6.3(g), constitute a fully perfected first Lien on, and security interest in,
------
all right, title and interest of such Loan Party in the collateral described therein as to which a security interest may be perfected by filing a financing statement.

          (b) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock and the proceeds thereof and, when stock certificates representing such Pledged Stock have been delivered to the Administrative Agent, such Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower thereto in the pledged securities and the proceeds thereof described therein subject to continuous possession of the pledged securities by the Administrative Agent.

          (c) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Deed of Trust is effective to grant to the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable mortgage lien on all the right, title and interest of the Borrower, in the mortgaged property described therein. When such Deed of Trust has been duly recorded in the appropriate filing office in the county in which the subject real property is located and the mortgage recording fees and taxes in respect thereof are paid, such Deed of Trust shall constitute a fully perfected lien on, and security interest in, such mortgaged property, subject to the encumbrances and exceptions to title noted in the title policies delivered to the Administrative Agent pursuant to Section 4.1(y) and
                                                           --------------
when a financing statement has been filed in the governmental office for the state and county named in the schedule to such Deed of Trust, such Deed of Trust shall also create a legal, valid, enforceable and perfected security interest in, all right, title and interest of the Borrower in all real and personal property which is the subject of such Deed of Trust (as to which a security interest may be perfected by filing a financing statement or recording a mortgage), subject to the encumbrances and exceptions to title noted in the title insurance policies delivered to the Administrative Agent pursuant to
Section 4.1(y).
--------------

          3.24      Accuracy and Completeness of Information.  All information,
                    ----------------------------------------
reports and other papers and data with respect to the Borrower or any Subsidiary (in each case, prior to and after giving effect to the Acquisition) (other than projections) furnished to the Lenders by the Borrower or any Subsidiary, on behalf of the Borrower or any Subsidiary, or contained in any of the Borrower's SEC Reports were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the Borrower or any Subsidiary, furnished by the Borrower, were prepared and presented in good faith by the Borrower based upon facts and assumptions that the Borrower believes to be reasonable in light of current and foreseeable conditions, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No document furnished or statement made in writing to the Lenders by or on behalf of the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement and no information contained in a statement made in the Borrower's SEC Reports contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. There is no fact known to the Borrower or any Subsidiary which has, or could reasonably be expected to have, a Material Adverse Effect.

          3.25      Leaseholds, Permits, etc.  Each of the Borrower and its
                    ------------------------
Subsidiaries possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. Except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect, all the foregoing are in full force and effect, and each of the Borrower and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

          3.26      Solvency.  On the Closing Date, after giving effect to the
                    --------
Acquisition, and on each date on which borrowings are made hereunder each of the Borrower and its Subsidiaries is Solvent.

          3.27      Licenses.  All Licenses which are directly or indirectly
                    --------
owned by the Borrower or any of its subsidiaries are owned, beneficially and of record, by Catalina Transmission. The Borrower and its Subsidiaries hold all Licenses necessary for the operation of their business. Each such License has been duly issued by the FCC, are held by Catalina Transmission and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all the provisions of each License.


                        ARTICLE 4.  CONDITIONS PRECEDENT

          4.1  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the initial Loan requested to be made by it and of the Issuer to issue the Letter of Credit is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents.  The Administrative Agent shall have received (i)
              --------------
this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note, Term A Note and Term B Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,
(iii) the Pledge Agreements, executed and delivered by an authorized officer of the Loan Party thereto, with a counterpart or a conformed copy for each Lender,
(iv) the Security Agreements, executed and delivered by a duly authorized officer of the Loan Party thereto, with a counterpart or a conformed copy for each Lender, (v) the Intellectual Property

Security Agreements, executed and delivered by a duly authorized officer of the Loan Party thereto, with a counterpart or conformed copy for each Lender (vi) the Deeds of Trust, executed and delivered by a duly authorized officer of the Borrower, (vii) the Guarantees, executed and delivered by a duly authorized officer of each Guarantor, (viii) the Contribution Agreement, executed and delivered by a duly authorized officer of each Guarantor, (ix) the Borrower Custody Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (x) the Fee Letter, executed and delivered to the Administrative Agent by a duly authorized officer of the Borrower, (xi) the Administrative Fee Letter, executed and delivered to the Administrative Agent by a duly authorized officer of the Borrower, the L/C Fee Letter and (xii) the Letter of Credit executed by the Issuer.

          (b) Corporate Proceedings of the Borrower.  The Administrative Agent
              -------------------------------------
shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the execution, delivery and performance of the Acquisition Documents and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

          (c) Borrower Incumbency Certificates.  The Administrative Agent shall
              --------------------------------
have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, any Acquisition Document and any related documents, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer or an Vice President and the Secretary or an Assistant Secretary of the Borrower.

          (d) Corporate Proceedings of the Subsidiaries.  The Administrative
              -----------------------------------------
Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Subsidiary authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party certified by the Secretary or an Assistant Secretary of such Subsidiary, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

          (e) Subsidiary Incumbency Certificate.  The Administrative Agent shall
              ---------------------------------
have received, with a counterpart for each Lender, a certificate of each Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of each Subsidiary executing any Loan Document, Acquisition Document and any related documents satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Subsidiary.

          (f) Corporate Documents.  The Administrative Agent shall have
              -------------------
received, with a counterpart for each Lender, true and complete copies of the charter documents of the Borrower and each of Subsidiaries, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower and such Subsidiary, as the case may be.

          (g) Consents, Licenses and Approvals.  The Administrative Agent shall
              --------------------------------
have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Schedule 3.4, and (ii) stating that
                                          ------------
such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

          (h) Closing Fees and Expenses.  The Administrative Agent shall have
              -------------------------
received the fees to be received on the Closing Date referred to in the Fee Letter and the Administrative Fee Letter and the reimbursement of all costs and expenses (including the fees and expenses of counsel to the Administrative Agent) and the Issuer shall have received the fees to be received on the Closing Date refereed to in the L/C Fee Letter.

          (i) Legal Opinions.  The Administrative Agent shall have received,
              --------------
with a counterpart for each Lender, the executed legal opinions of counsel to the Borrower substantially in the form of Exhibit Y covering such matters
                                          ---------
incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j) Acquisition Documents; Certificate.  The Administrative Agent
              ----------------------------------
shall have received, with copies for each Lender, true and correct copies of each of the Acquisition Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith (including a copy of the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976), all of which shall be in full force and effect. The Acquisition Documents shall not have been amended, supplemented or otherwise modified since the date thereof, except as may have been consented to in writing by the Lenders. The Acquisition Documents shall be accompanied by a certificate, dated the Closing Date, of a Responsible Officer of the Borrower to such effect. The transactions described in the Acquisition Documents shall have been consummated in all material respects in accordance with the terms and provisions thereof and the Borrower and each other party to the Acquisition Documents shall be in material compliance with all the terms of the Acquisition Documents to which it is a party and the Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower certifying that the only condition to the consummation of the Acquisition remaining to be satisfied under the Acquisition Documents (which condition shall be satisfied substantially simultaneously with the making of the initial Loans) is the delivery of funds sufficient to pay the consideration under the Acquisition Documents.

          (k) Opinions Relating to Acquisition Documents.  The Administrative
              ------------------------------------------
Agent shall have received, with a counterpart for each Lender, a copy of the legal opinions referred to in Sections 8.2(c) and 8.3(c) of the Stock Purchase Agreement (together, if such opinion does not permit the Administrative Agent and the Lenders to rely thereon, with letters from counsel rendering such opinions permitting the Administrative Agent and the Lenders to rely thereon as if such opinions were addressed to the Administrative Agent and the Lenders directly), with such additional opinions covering such other matters relating to the Acquisition as the Administrative Agent may reasonably require.

          (l) Corporate Structure.  The Administrative Agent and the Lenders
              -------------------
shall be satisfied with the legal arrangements among the Borrower and its Subsidiaries, including any tax and cost sharing agreements and arrangements.

          (m) Closing Certificate.  The Administrative Agent shall have
              -------------------
received, with a counterpart for each Lender, a closing certificate of the Borrower substantially in the form of Exhibit Z, dated the Closing Date.
                                      ---------

          (n) Financial Information; Projections.  The Administrative Agent
              ----------------------------------
shall have received, with copies for each Lender, (i) each of the financial statements referred to in Section 3.1, (ii) the Borrower's report on Form 10-K
                          -----------
for the year ended August 3, 1997 and Borrower's report on Form 10-Q for the fiscal quarter ended October 31, 1997 and (iii) the seven-year business forecast of the Borrower and its Subsidiaries (on a consolidated and segment by segment basis) in form substance satisfactory to the Administrative Agent and the Lenders.

          (o) Pledged Stock; Stock Powers; Pledged Promissory Notes.  The
              -----------------------------------------------------
Administrative Agent shall have received (i) certificates representing the Pledged Stock pursuant to the Pledge Agreements, together with an undated stock power executed in blank for each such certificate and an acknowledgment of and consent to each such Pledge Agreement by the Borrower and (ii) Pledged Promissory Notes pursuant to the Borrower Pledge Agreement, together with an undated endorsement executed by the Borrower in blank for each such Note.

          (p) Filings, Registrations and Recordings.  All filings, registrations
              -------------------------------------
and recordings listed in Schedule 4.1(p) shall have been properly filed,
                         ---------------
registered or recorded in each jurisdiction listed in Schedule 4.1(p).  Any
                                                      ---------------
documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Administrative Agent, a perfected security interest in the collateral thereunder shall have been properly filed in each office in each jurisdiction listed in the Security Agreement, and such filings are the only ones required in order to create in favor of the Administrative Agent for the benefit of the Lenders a perfected Lien on the respective collateral described therein in the jurisdictions listed on Schedule 4.1(p). The Administrative Agent shall have
                        ---------------
received evidence reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (q) Insurance.  The Administrative Agent shall have received evidence
              ---------
satisfactory to it of the existence of the insurance required hereunder and pursuant to the Security Documents and the Administrative Agent for the benefit of the Lenders, shall have been named as loss payee under each insurance policy maintained by the Borrower (other than worker's compensation, public liability, employee benefits and welfare insurance).

          (r) Sources and Uses.  The Administrative Agent shall have received,
              ----------------
with a copy for each Lender, a schedule of sources and uses substantially in the form of Schedule 4.1(r), setting forth the application of the proceeds of the
        ---------------
Loans made on the Closing Date and the other amounts received or paid in connection with the Acquisition and the financing thereof, such schedule to be certified by a Responsible Officer of the Borrower.

          (s) Lien Searches.  The Administrative Agent shall have received (i)
              -------------
lien searches with respect to the assets of the Borrower under such names and in such jurisdictions as the Administrative Agent shall have requested and the results of such lien searches shall be in form and substance satisfactory to the Administrative Agent and (ii) without limiting the foregoing, evidence satisfactory to the Administrative Agent of the filing of (x) duly executed financing statements on form UCC-3, and (y) a duly executed discharge of the liens held by HKSB which secure the HKSB Debt and/or any other actions necessary or, in the opinion of the Administrative Agent, desirable to terminate any existing liens created with respect to the assets of the Borrower.

          (t) Indebtedness.  Immediately after the consummation of the
              ------------
Acquisition, the Borrower shall have only the Indebtedness listed on Schedule
                                                                     --------
4.1.  The Administrative Agent shall have received signed payoff letters from
---
each Person who on the Closing Date is a lender to either the Borrower or POP and which Indebtedness is not listed on Schedule 4.1 (including from HKSB with
                                        ------------
respect to the HKSB Debt) evidencing that such Indebtedness has been repaid in full.

          (u) Environmental Survey.  The Administrative Agent shall have
              --------------------
received, with a counterpart for each Lender, the results of an environmental survey performed by KTR Environmental Services, Inc. on the Properties of the Borrower and the Lenders shall be in form and substance satisfied with the results of such survey.

          (v) No Material Adverse Effect.  Since August 3, 1997, no Material
              --------------------------
Adverse Effect shall have occurred.

          (w) Tokai Indebtedness.  The Tokai Loan Agreement, the Tokai
              ------------------
Guarantees and the Tokai Mortgages as modified (a) to amend the Tokai Guarantees and (b) to extend the term of the Indebtedness under the Tokai Loan Agreement shall be acceptable to the Administrative Agent and the Lenders.

          (x)  Deeds of Trust.  The Administrative Agent shall have received the
               --------------
Deeds of Trust, fully executed and delivered by the Borrower, in recordable form and otherwise in a form acceptable to the Administrative Agent.

          (y) Title Insurance Policies.  The Administrative Agent shall have
              ------------------------
received, in respect of the real property which is subject to the Deeds of Trust, mortgagee's title policies or marked-up unconditional binders dated the Closing Date in an amount not less than $13,000,000 in the aggregate. Each such policy (i) shall be in an amount satisfactory to the Administrative Agent; (ii) shall ensure that the Deed of Trust insured thereby creates a valid first lien on the real property covered by the such Deed of Trust, free and clear of all defects and encumbrances except such as are acceptable to the Administrative Agent; (iii) shall name the Administrative Agent, for the benefit of the Lenders, as the insured thereunder; (iv) shall be in the form of ALTA Loan Policy -1970 or such other similar form acceptable to the Administrative Agent; and (v) shall contain such endorsements as the Administrative Agent may request. The Administrative Agent shall also have received evidence that all premiums in respect of such policies have been paid.

          (z) Surveys.  The Administrative Agent shall have received a current
              -------
survey of the Santa Monica Property, showing all improvements thereon and meeting all ALTA requirements, certified to Administrative Agent and prepared by a registered California land surveyor.

          (aa)  Recordation.  All mortgages and other liens existing with
                -----------
respect to the properties that are subject to a Deed of Trust or another Security Document in favor of Administrative Agent, shall have been released of record.

          (ab)  Adjusted Operating Cash Flow.  The Borrower shall have
                ----------------------------
demonstrated to the Administrative Agent and the Lenders that, on a pro forma basis, after giving effect to the Acquisition, the Borrower shall have Adjusted Operating Cash Flow of not less than $32,000,000.

          4.2  Conditions to Each Loan.  The agreement of each Lender to make
               -----------------------
any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and of the Issuer to issue the Letter of Credit is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default.  No Default or Event of Default shall have occurred
              ----------
and be continuing on such date or after giving effect to the Credit Extension requested to be made on such date.

          (c) Additional Matters.  All corporate and other proceedings, and all
              ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder and the request by the Borrower to the Issuer to issue the Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan or the issuance of the Letter of Credit that the conditions contained in this Section 4.2 have been
                                                       -----------
satisfied.


                       ARTICLE 5.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

           5.1 Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of operations, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event within 120 days after the end of each fiscal year of Four Media Asia, a copy of the balance sheet of Four Media Asia as at the end of such year and the related statements of operations, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing;

          (c) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited statements of operations, stockholders equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to Section 5.2(d) and the actual figures
                                          --------------
for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (d) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each of the first three fiscal quarters of each fiscal year of Four Media

Asia, the unaudited balance sheet of Four Media Asia as at the end of such quarter and the related unaudited statements of operations, stockholders equity and cash flows of Four Media Asia for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to Section 5.2(d) and the actual figures for the
                           --------------
corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (e) as soon as available, but in any event not later than 45 days after the end of each fiscal month of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited statements of operations, stockholders equity and cash flows of the Borrower and it Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period from the budget for such fiscal year furnished to the Lenders pursuant to
Section 5.2(d) and the actual figures for the corresponding date or period in
--------------
the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           5.2 Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public
               --------------
accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a), Section 5.1(b) and Section 5.1(c), a certificate
               --------------  --------------     --------------
of a Responsible Officer of the Borrower, stating that, during the period covered by such financial statements, the Borrower and each of its Subsidiaries, or Four Media Asia, as the case may be, during such period has observed or performed all its covenants and other agreements, and satisfied every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(c), a certificate of a Responsible
               --------------     --------------
Officer of the Borrower, substantially in the form of Exhibit AA hereto (the
                                                      ----------
"Compliance Certificate"), showing (i) compliance by the Borrower and its
-----------------------
Subsidiaries with the covenants contained in Section 6.1 and Section 6.8 and
                                             -----------     -----------
(ii) to the extent not otherwise required to be delivered pursuant to Section
                                                                      -------
5.1 and
---

Section 5.2, statements of Operating Cash Flow and Adjusted Operating Cash Flow
-----------
for the periods covered by such covenants with respect to which compliance is to be demonstrated in such Compliance Certificate, and a computation of the Capital Expenditures of the Borrower and its Subsidiaries made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate;

          (d) not later than 30 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year set forth on a monthly basis and on an annual basis through August 2004 together with a narrative description setting forth the assumptions upon which such projections are based, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practices and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect or that such assumptions are not reasonable;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower generally sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) promptly upon receipt thereof, copies of all substantive management letters and other substantive material reports which are submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit of the books of the Borrower or such Subsidiary made by such accountants;

          (g) promptly upon any issuance by the Borrower of Capital Stock or any transfer of shares of the Borrower's Capital Stock by any Person who owns at least 5% of any class of the Capital Stock of the Borrower, a certificate of a Responsible Officer of the Borrower notifying the Administrative Agent of such transfer;

          (h) promptly upon completion or receipt thereof, a copy of all notices, documents or other instruments delivered under the Acquisition Documents;

          (i) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including all material taxes imposed upon it or upon its income or profits or in respect of its property, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

          5.4  Maintenance of Existence.  Renew and keep in full force and
               ------------------------
effect its corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.5  Maintenance of Property; Insurance.  Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, business interruption, storm damage and earthquake) as are usually insured against in the same general areas by companies engaged in the same or a similar business and name the Administrative Agent, for the benefit of the Lenders, as loss payee under each such policy (other than (a) worker's compensation, public liability, employee benefits and welfare insurance, (b) so long as the obligations secured by the Tokai Bank Mortgages are outstanding, property insurance on the Hollywood Way Property); and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from the Borrower's insurance broker, or such other recognized insurance broker reasonably acceptable to the Required Lenders. If the Borrower or any Subsidiary receives any Net Insurance Proceeds (other than workmen's compensation, public liability, employee benefits and welfare insurance) the Borrower shall promptly, and, in any event, within three Business Days after receipt thereof, deliver such Net Insurance Proceeds to the Administrative Agent for application in accordance with Section 2.9(d).
                                   --------------

          5.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit after reasonable notice representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants.

          5.7  Notices.  Promptly after the Borrower knows or has reason to know
               -------
thereof, and, in any event, within 5 days thereof with respect to any notice under clause (a) or 10 days with respect to any other notice under this Section, give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is $100,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

          (d) any material labor dispute to which the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Borrower or any Subsidiary is a party or by which the Borrower or such Subsidiary is bound; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8  Environmental Laws.  (a)  Comply in all material respects, and
               ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless each Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, any of its Subsidiaries, or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          5.9  Interest Rate Protection.  Within 60 days after the Closing Date,
               ------------------------
enter into and maintain one or more Hedging Agreements in an aggregate notional principal amount not less than 50% of the aggregate outstanding amount of the Indebtedness of the Borrower on the Closing Date and, within 30 days after the end of each fiscal quarter thereafter, enter into and maintain additional Hedging Agreements such that the aggregate notional principal amount of all Hedging Agreements on such thirtieth date is not less than 50% of the aggregate outstanding amount of the Indebtedness of the Borrower as of the end of such fiscal quarter; provided that (i) any such Hedging Agreement shall be
                --------
satisfactory to the Administrative Agent, (ii) no Hedging Agreement other than a Hedging Agreement with any Agent or any Lender shall create a Lien on or be secured by the assets of the Borrower or any of their respective Subsidiaries and (iii) the Borrower shall not be required to maintain any such Hedging Agreements after the third annual anniversary of entering into such Agreements, so long as the Leverage Ratio of the Borrower and its Subsidiaries is less than
2.00 to 1.00.

          5.10      ERISA.  (a)  Establish, maintain and operate all Plans to
                    -----
comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans;

          (b) Within ten days after receipt by the Borrower or any Subsidiary of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, and promptly following the request of the Administrative Agent for any favorable determination letters, provide the Administrative Agent and the Lenders with copies of each such letter;

          (c) Within ten days after the filing thereof, provide Administrative Agent and the Lenders with copies of any annual report (IRS Form 5500 series) with respect to a Single Employer Plan, including Schedule B thereto;

          (d) Within ten days after the Borrower or any Subsidiary knows or has reason to know that a non-exempted prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) has occurred, a statement of the chief financial officer of such Borrower or such Subsidiary describing such transaction and the action which Borrower or such Subsidiary, as applicable, has taken, is taking or proposes to take with respect thereto;

          (e) Within ten days after the filing thereof, provide the Administrative Agent and the Lender with copies of each actuarial report for any Single Employer Plan and each actuarial report and annual report received from any Multiemployer Plan;

          (f) Within ten days after the occurrence thereof, notification of any material increase in the benefits of any existing Single Employer Plan or the establishment by Borrower or any Subsidiary of any new Single Employer Plan or the commencement of contributions by Borrower or any Subsidiary to any Single Employer Plan to which the Borrower or such Subsidiaries was not previously contributing; and

          (g) Within ten days after the Borrower, any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Benefit Plan or Multiemployer Plan, a failure to make any required contribution to a Benefit Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Benefit Plan or Multiemployer Plan or any withdrawal from, or the receipt of notice with respect to the termination, Reorganization or Insolvency of, any Multiemployer Plan or
(ii) the institution of proceedings or the receipt of notice from the PBGC or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Benefit Plan or Multiemployer Plan.

          5.11      Use of Proceeds.  The proceeds of the Loans shall be
                    ---------------
utilized only for the respective purposes set forth in Section 3.15.
                                                       ------------

          5.12      TVN Note.  The Borrower shall use its best efforts to
                    --------
obtain, within 60 days after the Closing Date, a note from TVN, in form and substance acceptable to the Administrative Agent, evidencing the obligations of TVN to pay the amounts set forth in the letter of from TVN to the Borrower dated August 19, 1997.

          5.13      Further Assurances.  From time to time hereafter, execute
                    ------------------
and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Lenders may reasonably request (including any actions contemplated under such Section 16 of the Four Media Burbank Pledge Agreement, Section 17 of the Four Media Burbank Security Agreement and Section 17 of the Catalina Security Agreement), for the purposes of implementing or effectuating the Loan Documents, or of more fully perfecting, preserving or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereby or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.

                         ARTICLE 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or the Administrative Agent hereunder, Borrower shall not and shall cause that each Subsidiary shall not:

           6.1 Financial Condition Covenants.
               -----------------------------

          (a) Interest Coverage.  On the last day of any fiscal quarter of the
              -----------------
Borrower, permit the Interest Coverage Ratio to be less than the ratio set forth opposite such period below:


        Period                           Interest Coverage Ratio
        ------                           -----------------------
    2/1/98  -  7/30/98                          2.00 to 1.00
   7/31/98  -  7/30/99                          2.50 to 1.00
   7/31/99  -  7/30/00                          3.00 to 1.00
   7/31/00 and thereafter                       4.00 to 1.00

          (b) Fixed Charge Coverage.  Permit the Fixed Charges Ratio to be less
              ---------------------
than the ratio set forth opposite such period below:


      Period                                    Fixed Coverage
      ------                                    --------------
7/31/98 - 10/31/98                              1.00 to 1.00
11/1/98 - 7/30/99                               1.10 to 1.00
7/31/99 - 7/30/00                               1.20 to 1.00
7/31/00 - 4/30/04                               1.30 to 1.00


          (c) Leverage Ratio.  Permit the Leverage Ratio during any period to
              --------------
exceed the ratio set forth opposite such period below:


        Period                        Leverage Ratio
        ------                        --------------
Closing Date - 7/30/99                 4.00 to 1.00
7/31/99 - 1/30/00                      3.75 to 1.00
1/31/00 - 7/30/00                      3.50 to 1.00
7/31/00 - 1/30/01                      3.00 to 1.00
1/31/01 - 7/30/01                      2.75 to 1.00
7/31/01 - 1/30/02                      2.50 to 1.00
1/31/02 and thereafter                 2.00 to 1.00


          (d) Adjusted Operating Cash Flow.  At any time, permit Adjusted
              ----------------------------
Operating Cash Flow of the Borrower and its Subsidiaries to be less than $32,000,000.

           6.2 Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a) Indebtedness of the Borrower under this Agreement or under any Hedging Agreement;

          (b) Indebtedness of the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Borrower in an amount not to exceed $2,000,000 at any one time outstanding;

          (c) Guarantees by the Subsidiaries of Indebtedness permitted under clause (a) or clause (b) of this Section 6.2;
                                 -----------

          (d)  the Tokai Guarantees;

          (e) Indebtedness in respect of loans from the Borrower to any Subsidiary and by any Subsidiary to the Borrower and other Subsidiaries; provided that any such intercompany loans shall be subordinated on the terms set
--------
forth in Exhibit BB; and
         ----------

          (f)  Permitted Indebtedness.

          6.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books
--------
of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course;

          (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

          (e) Liens securing Indebtedness permitted under Section 6.2(b)
                                                          --------------
(including financing statements filed in connection with Financing Leases permitted under Section 6.2(b); provided that such Liens shall extend only to
                --------------  --------
the equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

          (f) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);
              --------------

          (g) Liens created pursuant to the Security Documents;

          (h) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted under this Agreement under which the Borrower is a lessee;

          (i) Liens existing on the date hereof and set forth in Schedule
                                                                 --------
6.3(i).

          6.4  Limitation on Guarantee Obligations.  Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation other than (a) the Guarantees, (b) the Tokai Guarantees, (c) Guarantees permitted under Section 6.2(c) and (d)
                                                 --------------
guarantees by the Borrower of performance by its Subsidiaries under service agreements entered into in the ordinary course of business and consistent with industry standards.

          6.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, or make any material change in its present method of conducting business except:

          (a) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any Subsidiary of the Borrower may be merged or consolidated with or into any one or more Wholly-Owned Subsidiaries of the Borrower;

          (b) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary of the Borrower; and

          (c) any Wholly-Owned Subsidiary of the Borrower may enter into any merger or consolidation necessary to effect a Permitted Acquisition.

          6.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any Capital Stock, receivables and fee or leasehold interests), whether now owned or hereafter acquired, in each case, in one transaction or a series of transactions to any Person, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (c) sales of property, business or assets (other than Capital Stock) to the Borrower or any Wholly-Owned Subsidiary;

          (d) any sale or disposition permitted under Section 6.5(b);
                                                      --------------

          (e) the issuance of options to acquire Capital Stock in accordance with the terms of the Borrower's 1997 Stock Plan and 1997 Amended and Restated Director Stock Plan;

          (f) the issuance of Permitted Preferred Stock, issued on or prior to July 31, 1998, in an amount not to exceed $15,000,000; and

          (h) subject to  Section 2.9(e) and any restrictions contained in the
                          --------------
Communications Act of 1934, as amended, the issuance of Common Stock of the Borrower;

          6.7  Limitation on Dividends.  Declare or pay any dividend on, or make
               -----------------------
any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

          6.8  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any Capital Expenditures exceeding, in the aggregate, (a) in the period commencing February 1, 1998 and ending August 2, 1998, $9,000,000 which amount shall be increased to $17,000,000 in the aggregate if the Borrower enters into the TVN Agreement, and
(b) in each fiscal year thereafter, 8% of the Borrower's Revenues for the immediately preceding four fiscal quarters; provided that (a) the foregoing
                                            --------
limits shall not include (i) Permitted Acquisitions, (ii) capital expenditures for improvements to real property utilizing funds which constitute Permitted Indebtedness under clause (e) of the definition thereof and (iii) expenditures for the restoration, replacement or rebuilding of Post Production Assets for which the Borrower or any Subsidiary has received and is utilizing Net Insurance Proceeds and (b) the maximum amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in any fiscal year shall be increased by the amount of Capital Expenditures that the Borrower was permitted to make in the immediately prior fiscal year (commencing with the fiscal year ending August 2, 1998) as set forth above but failed to expend in such year (the "Carryover
                                                                    ---------
Amount") (it being understood that (i) Capital Expenditures shall be deemed to
------
have been spent as follows: first, amounts attributable to the present fiscal
                            -----
year and second, any Carryover Amount and (ii) the Carryover Amount for the
         ------
fiscal year ending August 2, 1998 (to be utilized in the fiscal year ending August 1, 1999) shall include, if the Borrower enters into the TVN Agreement on or prior to August 2, 1998, any portion of the additional $8,000,000 that was available for Capital Expenditures during such year but was not utilized).

          6.9  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) any extension of trade credit in the ordinary course of business and investments in customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business and consistent with past practice;

          (b) any investment in Cash Equivalents;

          (c) Capital Expenditures permitted under Section 6.8;
                                                   -----------

          (d) any investment by the Borrower in its Wholly-Owned Subsidiaries and Majority-Owned Subsidiaries and any investment by any Subsidiary in the Borrower or any Wholly-Owned Subsidiary or Majority Owned Subsidiary;

          (e) investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case, in settlement of delinquent obligations or disputes with such suppliers or customers.

          (f) any Hedging Agreements that the Borrower is required to enter into pursuant to Section 5.9; and
            -----------

          (g) deposits permitted under Section 6.3(c).
                                       --------------

          6.10      Limitation on Transactions with Affiliates. Enter into any
                    ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          6.11      Limitation on Sales and Leasebacks.  Enter into any
                    ----------------------------------
arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          6.12      Limitation on Changes in Fiscal Year.  Permit the fiscal
                    ------------------------------------
year of the Borrower to end other than on the Sunday closest to July 31.

           6.13     Limitation on Negative Pledge Clauses.
                    -------------------------------------

          (a) Enter into with any Person any agreement and other than (i) this Agreement or (ii) any Lien permitted under or Financing Leases permitted by this Agreement (in which case, any prohibition or limitation shall be effective only against the assets financed thereby) which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; and

          (b) enter into any agreement or arrangement which prohibits, limits or restricts the rights or ability of any Subsidiary to declare or pay any dividends in cash or property or to make loans or advances or other payments of any nature or to make any distributions or transfers of its assets in each case to the Borrower or any other Person as to which such Subsidiary is a Subsidiary.

          6.14     Limitation on Lines of Business.
                   -------------------------------

          (a) Enter into any business, except for those customarily engaged in by a Post Production Company; and

          (b) Permit Catalina Transmission to incur any material liabilities (other than the Catalina Transmission Guarantee executed by it) or to engage in any business or activities other than the holding of Licenses.

          6.15     New Subsidiaries.  Create or permit to exist any Subsidiary
                   ----------------
other than Digital Magic, Four Media Asia, Four Media Burbank, Anderson Video, Catalina Transmission, 4MC3, Meridian Sound , POP, POP Animation, Santa Monica Financial, Ten Moons at POP and Approved Subsidiaries.

          6.16     Management.  Each of Robert Walston, Gavin Schutz, Robert
                   ----------
Bailey and John Donlan shall be employed by the Borrower to manage the Borrower and shall devote their full business time to the business and affairs of the Borrower or, if any the foregoing is not so employed, the Borrower shall have replaced such person within 60 days of his departure and such replacement shall so devote his full business time and shall be acceptable to the Required Lenders.

          6.17     Amendments to Material Agreements.  (a) Enter into or
                   ---------------------------------
consent to any amendment of or waive any rights under the Stock Purchase Agreement, the Deferred Note, the Seller Notes, the Financing Leases set forth in Schedule 1.1, the Tokai Loan Agreement, the Tokai Mortgages, the Tokai
   ------------
Guarantees, the Purchase Agreement and the Certificate of Designations which restrict or diminish in any material respect any right or benefit enjoyed with respect to any of the foregoing by the Borrower, any Subsidiary, the Administrative Agent or the Lenders or which would adversely affect the rights of the Administrative Agent and the Lenders under the Loan Documents or the Liens of the Administrative Agent and the Lenders created thereby.

          (b) Amend, modify or alter the terms of any Permitted Indebtedness, including any acceleration, extension or renewal of such Indebtedness, any increase in the principal amount of, or interest rate on, such Indebtedness, grant any additional or replacement security to the lender of such Indebtedness or modify any of the covenants or defaults in a manner which restrict or diminish in any material respect any right enjoyed with respect to any of the foregoing by the Borrowers, any Subsidiary, the Administrative Agent or the Lenders or which would adversely affect the Administrative Agent and the Lenders under this Agreement and the Loan Documents or adversely affect the Liens of the Administrative Agent and the Lenders created hereunder and thereunder.

                         ARTICLE 7.  EVENTS OF DEFAULT

           7.1 If any of the following events shall occur and be continuing:

          (a) (i) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any Reimbursement Obligation with respect to the Letter of Credit or deposit cash collateral pursuant to Section 2.21 when due in accordance with the
                                    ------------
terms thereof or (iii) the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Article 6, Section 5.7
                                                                   -----------
or Section 5.9 hereof, clauses (b) and (c) of Section 5 and Section 9 of each
   -----------
Pledge Agreement or clauses (h), (i), (j) and (p) of Section 5 of each Security Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any Subsidiary shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of $2,000,000 (other than the Notes) or in the payment (regardless of amount) of any Guarantee Obligation in excess of $2,000,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranteed Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness of such Guaranteed Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or

          (f) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary, any case, proceeding or other action referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $2,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) (x) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Administrative Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Liens permitted under Section 6.3; or
                         -----------

          (j) Any Guarantee shall, for any reason other than the satisfaction in full of all the Obligations and termination of this Agreement, cease to be in full force and effect or shall be declared to be null and void, or any Guarantor shall deny that it has any further liability, including with respect to future advances by the Lenders, under its Guarantee or any Guarantor gives notice to such effect; or

          (k)   A Change of Control shall occur; or

          (l) An "event of default" or a "termination event" (as each such term is defined in any Hedging Agreement) shall occur with respect to the Borrower; or

          (m) An event shall exist or occur which has a Material Adverse Effect; or

          (n) The Borrower shall request the release of the Capital Stock of Four Media Asia which is subject to the Borrower Custody Agreement; or

          (o) The Borrower or any of its Significant Subsidiaries shall cease commercial operations for a period of seven consecutive days;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             ARTICLE 8.  THE AGENT

          8.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints Canadian Imperial Bank of Commerce as Administrative Agent of such Lender, Bank of America NT&SA as a Syndication Agent and Union Bank of California, N.A. as Documentation Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Canadian Imperial Bank of Commerce, as the Administrative Agent for such Lender, to serve as security trustee for each Lender, to take such action on behalf of each Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          8.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of their duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  No Agent and no officer, director,
               ----------------------
employee, agent, attorney-in-fact or Affiliate of an Agent shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

          8.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          8.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
                                             --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that no Agent or any officer, director, employee, agent, attorney-in-fact or Affiliate of any Agent has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent or any other Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or furnished to the Administrative Agent for the account of, or with a counterpart or copy for, each Lender, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any Agent or any officer, director, employee, agent, attorney-in-fact or Affiliate of any Agent.

          8.7  Indemnification.  The Lenders agree to indemnify each of the
               ---------------
Administrative Agent, the Syndication Agent and the Documentation Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective aggregate Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no
                                                             --------
Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

          8.8  Agent in Its Individual Capacity.  Each Agent and its Affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to Credit Extensions made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          8.9  Successor Agent.  The Administrative Agent may resign as
               ---------------
Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign or be terminated, as the case may be, as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After the Administrative Agent's resignation or termination, as Administrative Agent, the provisions of this Section shall inure to the benefit of the Administrative Agent, as to any actions taken or omitted to be taken by it while it was the Administrative Agent, under this Agreement and the other Loan Documents.

                           ARTICLE 9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  Neither this Agreement, any Note or any
               ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto or any other Loan Documents to which the Borrower is a party for the purpose of adding any provisions to or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder; (b) enter into with any other Loan Party written amendments, supplements or modifications to the Loan Documents to which such other Loan Party is a party for the purpose of adding provisions to such other Loan Documents or changing in any manner the rights of the Lenders or such other Loan Party thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification
--------
(i) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case, without the consent of all the Lenders, or (ii) shall amend, modify or waive any provision of this Section, Section 2.9(b) (or the definition
                                               --------------
of Excess Cash Flow), Section 2.9(c) (or the definition of Net Disposition
                      --------------
Proceeds), Section 2.9(d) (or the definition of Net Insurance Proceeds), Section
           --------------                                                -------
2.9(e) (or the definition of Net Securities Proceeds) or any other provision of
------
this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any other Loan Party of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents or release all or any substantial portion of the Collateral, in each case, without the written consent of all the Lenders, (iii) shall increase the Stated Amount of the Letter of Credit without the consent of the Issuer, (iv) adversely affect the interest, rights or obligations of the Issuer, without the consent of the Issuer or (v) amend, modify or waive any provision of Article 8 without the
                                                      ---------
written consent of any then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower:               Four Media Company
                                 2813 West Alameda Avenue
                                 Burbank, California  91505-455
                                 Attn:  Chief Executive Officer
                                 Telecopy: previously delivered

     With Copies to:             Greenberg Glusker Fields Claman & Machtinger
                                 LLP
                                 1900 Avenue of the Stars
                                 Suite 2100
                                 Los Angeles, California
                                 Attention: Jill A. Cossman, Esq.
                                 Telecopy: previously delivered

     The Administrative Agent:   Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York  10017
                                 Attention: Media Group
                                 Telecopy: previously delivered

     With copies to:             Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York 10017
                                 Attention: Agency Services, Loan Underwriting and Distribution
                                 Telecopy: previously delivered

     The Issuer:                 Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York  10017
                                 Attention:  Mary Beth Ross
                                 Telecopy:  previously delivered

;provided that any notice, request or demand to or upon the Administrative
 --------
Agent or the Lenders pursuant to Section 2.3, Section 2.5, Section 2.8, Section
                                 -----------  -----------  -----------  -------
2.9, Section 2.10 or Section 2.15 shall not be effective until received.
---  ------------    ------------

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5  Payment of Expenses and Taxes; Indemnification.  The Borrower,
               ----------------------------------------------
agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the negotiation of any restructuring or "work-out," whether or not consummated, and the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to each Lender, and
(c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (including each of their respective parents, subsidiaries, officers, directors, employees, agent and affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the Acquisition Documents or any other documents or the use of the proceeds of the Loans in connection with the Acquisition or any other purpose (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to
               --------
the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender. The agreements in this Section 9.5 shall survive
                                              -----------
repayment of the Obligations hereunder.

          9.6  Successors and Assigns; Participations and Assignments. (a) This
               ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the

Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that (i) any such sale of participating interests must be in
           --------
a minimum amount equal to the lesser of (A) $1,000,000 and (B) the aggregate Commitments of such Lender then in effect, and (ii) after giving effect to any such sale, such Lender must have either (x) retained at least $1,000,000 of Commitments not subject to any participating interests or (y) sold participating interests to Participants in all its Loans and Commitments. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided
                                                                        --------
that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also
   --------------
agrees that each Participant shall be entitled to the benefits of Section 2.17,
                                                                  ------------
Section 2.18 and Section 2.19 with respect to its participation in the
------------     ------------
Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied
--------                      ------------
with the requirements of said Section and provided, further, that no Participant
                                          --------  -------
shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (so long as no Event of Default shall have occurred which is continuing) and the Administrative Agent (which consent in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement
---------
and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit CC (a "Commitment Transfer Supplement") executed by such
        ----------     ------------------------------
Assignee such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Event of Default shall have occurred which is continuing) and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) any such assignment must be in a minimum amount equal to the
--------
lesser of (x) $5,000,000 (or such lesser amount as may be acceptable to the Administrative Agent and the Borrower (so long as no Event of Default shall have occurred which is continuing) and (y) the aggregate Commitments and outstanding Loans of such Lender then in effect, and (ii) after giving effect to any such assignment, such Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $1,000,000 of the aggregate Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that the provisions of Section 2.17, Section 2.18, Section 2.19 and
--------                        ------------  ------------
Section 9.5 shall continue to benefit such assigning Lender to the extent
------------     -----------
required by such Sections).

          (d) The Administrative Agent shall maintain, at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it
      -----------
and a register (the "Register") for the recordation of the names and addresses
                     --------
of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, Term A Note or Term B Note of the assigning Lender) a new Revolving Credit Note, Term A Note or Term B Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Term A Loan or Term B Loan, as the case may be, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Revolving Credit Commitment, Term A Loan or Term B Loan hereunder, a new Revolving Credit Note, Term A Note or Term B Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Term A Loan or Term B Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all
                      ----------
financial information in such Lender's possession concerning the Borrower and their respective Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and their respective Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          9.7  Adjustments; Setoff. (a) If any Lender (a "Benefitted Lender")
               -------------------                        -----------------
shall at any time receive any payment of all or part of its Credit Extensions, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion
                          --------------
than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Credit Extensions, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or
             --------
benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) No Lender shall set off against any deposits or other sums at any time credited or due from the Lenders to the Borrower and only the Administrative Agent may apply any such deposit or other sum to or set them off against the Obligations.

          9.8  Confidentiality.  Each Lender agrees to exercise all reasonable
               ---------------
efforts (consistent with its customary methods for keeping information confidential) to keep any information delivered or made available by the Borrower or any Subsidiary confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that
                                                                --------
nothing herein shall prevent any Lender from disclosing such information (a) to any Affiliate of such Lender or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans, this Agreement or any transaction contemplated hereby to which any Loan Party, any Lender or the Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or any part of its Loans hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this Section 9.8.
                       -----------

          9.9  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.10      Severability.  Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11      Integration.  This Agreement and the other Loan Documents
                    -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.12      GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS
                    -------------
AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

           9.13     Submission To Jurisdiction; Waivers.  The Borrower hereby
                    -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in Section 9.2 or at such other
                                             -----------
address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

           9.14     Acknowledgments. The Borrower hereby acknowledges that:
                    ---------------

          (a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among, the Borrower, any Subsidiary and the Lenders.

          9.15      Waivers of Jury Trial.  THE BORROWER, THE AGENTS AND THE
                    ---------------------
LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              FOUR MEDIA COMPANY

                                  /s/ Robert T. Walston
                              By:_________________________
                                 Name:  Robert T. Walston
                                 Title: CEO

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Administrative Agent


                                  /s/ Harold Birk
                              By:_________________________
                                 Name:   Harold Birk
                                 Title:  Executive Director
                                         CIBC Oppenheimer Corp., as Agent



                              BANK OF AMERICA NT&SA ,
                              as Syndication Agent

                                  /s/ Matthew J. Koenig
                              By:__________________________
                                    Name:  Matthew J. Koenig
                                    Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.
                              as Documentation Agent

                                  /s/ Lena Bryant
                              By:_________________________
                                    Name: Lena Bryant
                                    Title:

                              SOCIETE GENERALE,
                              as Co-Agent

                                  /s/ J. Blaine Shaum
                              By:__________________________
                                    Name:  J. Blaine Shaum
                                    Title: Regional Manager



                              CANADIAN IMPERIAL BANK OF COMMERCE
                                 as Issuer

                                  /s/ Harold Birk
                              By:__________________________
                                  Name:  Harold Birk
                                  Title: Executive Director
                                         CIBC Oppenheimer Corp., as Agent

                              LENDERS:

                              CIBC INC.

                                  /s/ Harold Birk
                              By:_________________________
                                 Name:  Harold Birk
                                 Title: Executive Director
                                        CIBC Oppenheimer Corp., as Agent


                              BANK OF AMERICA, NT & SA


                                  /s/ Matthew J. Koenig
                              By:_________________________
                                    Name:  Matthew J. Koenig
                                    Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.

                                  /s/ Lena Bryant
                              By:__________________________
                                    Name: Lena Bryant
                                    Title:


                               SOCIETE GENERALE


                                  /s/ JP Blaine Shaum
                              By:__________________________
                                    Name:  JP Blaine Shaum
                                    Title: Regional Manager

                                 TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1.  DEFINITIONS...................................................................   2
 1.1   Defined Terms......................................................................   2
 1.2   Other Definitional Provisions......................................................  34

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS...............................................  34
 2.1   Revolving Credit Commitments.......................................................  34
 2.2   Revolving Credit Notes.............................................................  35
 2.3   Procedure for Revolving Credit Borrowing...........................................  35
 2.4   Commitment Fees; Administrative Fee................................................  36
 2.5   Optional and Mandatory Termination or Reduction of Revolving Credit Commitments....  36
 2.6   Term A Loans; Reduction of Term A Loan Commitment; Term B Loans....................  37
 2.7   Term A Notes and Term B Notes......................................................  38
 2.8   Procedures for Term A Loan and Term B Loan Borrowing...............................  40
 2.9   Optional and Mandatory Prepayments.................................................  41
2.10   Conversion and Continuation Options................................................  43
2.11   Maximum Amounts of Tranches........................................................  44
2.12   Interest Rates and Payment Dates...................................................  44
2.13   Computation of Interest and Fees...................................................  45
2.14   Inability to Determine Interest Rate...............................................  45
2.15   Pro Rata Treatment and Payments; Funding Reliance..................................  46
2.16   Illegality.........................................................................  47
2.17   Requirements of Law................................................................  47
2.18   Taxes..............................................................................  48
2.19   Indemnity..........................................................................  49
2.20   Discretion of Lender as to Manner of Funding.......................................  49
2.21   Letter of Credit...................................................................  50

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES................................................  52
 3.1   Financial Condition................................................................  52
 3.2   No Change..........................................................................  54
 3.3   Corporate Existence; Compliance with Law...........................................  54
 3.4   Corporate Power; Authorization; Enforceable Obligations............................  55
 3.5   No Legal Bar.......................................................................  55
 3.6   No Material Litigation.............................................................  55
 3.7   No Default.........................................................................  55
 3.8   Ownership of Property; Liens.......................................................  56
 3.9   Intellectual Property..............................................................  56

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

3.10   No Burdensome Restrictions.........................................................  56
3.11   Taxes..............................................................................  56
3.12   Federal Regulations................................................................  56
3.13   ERISA..............................................................................  56
3.14   Holding Company; Investment Company Act; Other Regulations.........................  57
3.15   Purpose of Loans...................................................................  57
3.16   Environmental Matters..............................................................  58
3.17   Acquisition........................................................................  59
3.18   Capitalization of Borrower.........................................................  59
3.19   Subsidiaries.......................................................................  59
3.20   Labor Matters......................................................................  59
3.21   Insurance..........................................................................  60
3.22   Acquisition Documents..............................................................  60
3.23   Security Documents.................................................................  60
3.24   Accuracy and Completeness of Information...........................................  61
3.25   Leaseholds, Permits, etc...........................................................  62
3.26   Solvency...........................................................................  62
3.27   Licenses...........................................................................  62

ARTICLE 4.  CONDITIONS PRECEDENT..........................................................  62
 4.1   Conditions to Initial Loans........................................................  62
 4.2   Conditions to Each Loan............................................................  67

ARTICLE 5.  AFFIRMATIVE COVENANTS.........................................................  68
 5.1   Financial Statements...............................................................  68
 5.2   Certificates; Other Information....................................................  69
 5.3   Payment of Obligations.............................................................  70
 5.4   Maintenance of Existence...........................................................  70
 5.5   Maintenance of Property; Insurance.................................................  71
 5.6   Inspection of Property; Books and Records; Discussions.............................  71
 5.7   Notices............................................................................  71
 5.8   Environmental Laws.................................................................  72
 5.9   Interest Rate Protection...........................................................  73
5.10   ERISA..............................................................................  73
5.11   Use of Proceeds....................................................................  74
5.12   Further Assurances.................................................................  74

ARTICLE 6.  NEGATIVE COVENANTS............................................................  74
 6.1   Financial Condition Covenants......................................................  74
 6.2   Limitation on Indebtedness.........................................................  75
 6.3   Limitation on Liens................................................................  75
 6.4   Limitation on Guarantee Obligations................................................  76
 6.5   Limitation on Fundamental Changes..................................................  76

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

 6.6   Limitation on Sale of Assets.......................................................  77
 6.7   Limitation on Dividends............................................................  77
 6.8   Limitation on Capital Expenditures.................................................  78
 6.9   Limitation on Investments, Loans and Advances......................................  78
6.10   Limitation on Transactions with Affiliates.........................................  79
6.11   Limitation on Sales and Leasebacks.................................................  79
6.12   Limitation on Changes in Fiscal Year...............................................  79
6.13   Limitation on Negative Pledge Clauses..............................................  79
6.14   Limitation on Lines of Business....................................................  79
6.15   New Subsidiaries...................................................................  79
6.16   Management.........................................................................  80
6.17   Amendments to Material Agreements..................................................  80

ARTICLE 7.  EVENTS OF DEFAULT.............................................................  80
 7.1......................................................................................  80

ARTICLE 8.  THE AGENT.....................................................................  83
 8.1   Appointment........................................................................  83
 8.2   Delegation of Duties...............................................................  83
 8.3   Exculpatory Provisions.............................................................  83
 8.4   Reliance by Administrative Agent...................................................  84
 8.5   Notice of Default..................................................................  84
 8.6   Non-Reliance on Agents and Other Lenders...........................................  84
 8.7   Indemnification....................................................................  85
 8.8   Agent in Its Individual Capacity...................................................  85
 8.9   Successor Agent....................................................................  86

ARTICLE 9.  MISCELLANEOUS.................................................................  86
 9.1   Amendments and Waivers.............................................................  86
 9.2   Notices............................................................................  87
 9.3   No Waiver; Cumulative Remedies.....................................................  88
 9.4   Survival of Representations and Warranties.........................................  88
 9.5   Payment of Expenses and Taxes; Indemnification.....................................  88
 9.6   Successors and Assigns; Participations and Assignments.............................  89
 9.7   Adjustments; Setoff................................................................  91
 9.8   Confidentiality....................................................................  91
 9.9   Counterparts.......................................................................  92
9.10   Severability.......................................................................  92
9.11   Integration........................................................................  92
9.12   Governing Law......................................................................  92
9.13   Submission To Jurisdiction; Waivers................................................  92
9.14   Acknowledgments....................................................................  93
9.15   Waivers of Jury Trial..............................................................  93

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                                     -vi-

                                   EXHIBITS



Exhibit A        -    Form of Revolving Credit Note
Exhibit B        -    Form of Term A Note
Exhibit C        -    Form of Term B Note
Exhibit D-1      -    Form of Notice of Borrowing
Exhibit D-2      -    Form of Notice of Conversion
Exhibit E        -    Borrower Custody Agreement
Exhibit F        -    Form of Borrower Pledge Agreement
Exhibit G        -    Form of Borrower Supplemental Pledge Agreement
Exhibit H        -    Form of Borrower Security Agreement
Exhibit I        -    Form of Anderson Video Guarantee
Exhibit J        -    Form of Anderson Video Security Agreement
Exhibit K        -    Form of Catalina Transmission Guarantee
Exhibit L        -    Form of Catalina Transmission Security Agreement
Exhibit M        -    Form of Digital Magic Guarantee
Exhibit N        -    Form of Digital Magic Intellectual Property Security Agreement
Exhibit O        -    Form of Digital Magic Security Agreement
Exhibit P        -    Form of 4MC3 Guarantee
Exhibit Q        -    Form of 4MC3 Security Agreement
Exhibit R        -    Form of Four Media Burbank Guarantee
Exhibit S        -    Four Media Burbank Intellectual Property Security Agreement
Exhibit T        -    Form of Four Media Burbank Pledge Agreement
Exhibit U        -    Form of Four Media Burbank Security Agreement
Exhibit V        -    Form of Meridian Sound Guarantee
Exhibit W        -    Form of Meridian Sound Security Agreement
Exhibit X        -    Form of POP Guarantee
Exhibit Y        -    Form of POP Pledge Agreement
Exhibit Z        -    Form of POP Security Agreement
Exhibit AA       -    Form of POP Animation Guarantee
Exhibit BB       -    Form of POP Animation Security Agreement
Exhibit CC       -    Form of Santa Monica Financial Guarantee
Exhibit DD       -    Form of Santa Monica Financial Security Agreement
Exhibit EE       -    Form of Ten Moons Guarantee
Exhibit FF       -    Form of Ten Moons Security Agreement
Exhibit GG       -    Form of Approved Subsidiary Guarantee
Exhibit HH       -    Form of Approved Subsidiary Security Agreement
Exhibit II       -    Form of Legal Opinion
Exhibit JJ       -    Form of Closing Certificate
Exhibit KK       -    Form of Compliance Certificate
Exhibit LL       -    Subordination Terms
Exhibit MM       -    Form of Commitment Transfer Supplement
Exhibit NN       -    Form of Borrower Deed of Trust
Exhibit OO       -    Form of Four Media Burbank Deed of Trust

                                     -vii-